LOAN AND SECURITY AGREEMENT


         This LOAN AND SECURITY AGREEMENT is dated as of January ___, 1996, and entered into by and between EDITEK, INC., a Delaware corporation, PSYCHIATRIC DIAGNOSTIC LABORATORIES OF AMERICA, INC., a Delaware corporation, and DIAGNOSTIX, INC., a Delaware corporation (collectively, "Borrowers"), with their principal place of business at 1238 Anthony Road, Burlington, North Carolina 27215, and HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), with offices at 500 West Monroe Street, Chicago, Illinois 60661. All capitalized terms used herein are defined in Section 1 of this Agreement.

         WHEREAS, Borrowers desire that Lender extend a credit facility to provide working capital financing and to provide funds for other general corporate purposes; and

         WHEREAS, Borrowers desire to secure their obligations under the Loan Documents by granting to Lender a security interest in and lien upon certain of Borrowers' property;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers and Lender agree as follows:



                                  1 DEFINITIONS

     1.1 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

         "Accounts" means, all "accounts" (as defined in the UCC), accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by a Borrower arising or resulting from the sale of goods or the rendering of services.

         "Affiliate" means any Person (other than Lender): (a) directly or indirectly controlling, controlled by, or under common control with, a Borrower;
(b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in a Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by a Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" means this Loan and Security Agreement as it may be amended, supplemented or otherwise modified from time to time.

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         "Asset  Disposition"  means the  disposition,  whether by sale,  lease, transfer, loss, damage, destruction, condemnation or otherwise, of any or all of the assets of a Borrower or any of its Subsidiaries other than sales of Inventory in the ordinary course of business.

         "Availability" means, at any time of determination thereof, the Maximum Revolving Loan Amount, less the outstanding principal balance of the Revolving Loan.

         "Base Rate" means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Effective Rate. The statistical release generally sets forth a Bank Prime Loan rate for each Business Day. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate", "reference rate", "base rate", or other similar rate announced from time to time by any of Bankers Trust Company, The Chase Manhattan Bank, National Association or Chemical Bank, or their successors (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank).

         "Blocked Accounts" has the meaning assigned to that term in subsection 5.6.

         "Borrowers" has the meaning assigned to that term in the preamble to this Agreement.

         "Borrowing Base" has the meaning assigned to that term in subsection 2.1(B).

         "Borrowing  Base  Certificate"   means  a  certificate  and  assignment
schedule duly executed by an officer of the applicable Borrower appropriately completed and in substantially the form of Exhibit A.

         "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Minnesota, New Jersey, Illinois, Pennsylvania or North Carolina or is a day on which banking institutions located in any such state are closed.

         "Capital Expenditures" means all expenditures (including deposits) for, or contracts for expenditures (excluding contracts for expenditures under or with respect to Capital Leases, but including cash down payments for assets acquired under Capital Leases) with respect to any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

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
         "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

         "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof;
(b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; and (c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank.

         "Closing Certificate" means a certificate duly executed by the chief executive officer or chief financial officer of Borrowers in a form reasonably acceptable to Lender

         "Closing Date" means January ___, 1996.

         "Collateral" has the meaning assigned to that term in subsection 2.7.

         "Collecting Banks" has the meaning assigned to that term in subsection 5.6.

         "Commitment" or "Commitments" means the commitment or commitments of Lender to make Loans as set forth in subsections 2.l(A) and 2.1(B).

         "Compliance Certificate" means a certificate duly executed by the chief
executive  officer  or  chief  financial  officer  of  Borrowers   appropriately
completed and in substantially the form of Exhibit B.

         "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "Default Rate" has the meaning assigned to that term in subsection 2.2.

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
         "diAGnostix" means diAGnostix, Inc., a Delaware corporation, and its successors and permitted assigns.

         "EBITDA" means, for any period, without duplication, the total of the following for Borrowers and their respective Subsidiaries on a consolidated basis, each calculated for such period: (1) net income determined in accordance with GAAP; plus, to the extent included in the calculation of net income, (2) the sum of (a) income and franchise taxes paid or accrued; (b) Interest Expenses, net of interest income, paid or accrued; (c) interest paid in kind;
(d) amortization and depreciation; (e) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business) and (f) Registration Payments paid or accrued; less, to the extent included in the calculation of net income, (3) the sum of (a) the income of any Person other than wholly-owned Subsidiaries of Borrowers in which a Borrower or a wholly owned Subsidiary of a Borrower has an ownership interest unless such income is received by a Borrower or such wholly-owned Subsidiary in a cash distribution;
(b) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (c) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring "cash" losses.

         "Editek" means EDITEK, Inc., a Delaware corporation, and its successors and permitted assigns.

         "Eligible Accounts" has the meaning assigned to that term in subsection 2.1(B).

         "Eligible   Inventory"  has  the  meaning  assigned  to  that  term  in subsection 2.1(B).

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

         "Environmental  Claims"  means  claims,  liabilities,   investigations,
litigation,   administrative  proceedings,   judgments  or  orders  relating  to
Hazardous Materials.

         "Environmental Laws" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

         "Equipment" means all "equipment" (as defined in the UCC), including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

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
         "ERISA Affiliate", as applied to any Loan Party, means any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

         "Event of  Default"  means each of the  events set forth in  subsection
8.1.
         "Excess Cash Flow" means, for any period, the greater of (A) zero (0); or (B) without duplication, the total of the following for Borrowers and their respective Subsidiaries on a consolidated basis, each calculated for such period: (1) EBITDA; plus (2) tax refunds actually received; less (3) Capital Expenditures (to the extent actually made in cash and/or due to be made in cash within such period but in no event more than the amount permitted by subsection
6.5 hereof); less (4) income and franchise taxes paid or accrued excluding any provision for deferred taxes included in the determination of net income; less
(5) decreases in deferred income taxes resulting from payments of deferred taxes accrued in prior periods; less (6) Interest Expenses paid or accrued; less (7) scheduled amortization of Indebtedness actually paid and/or due to be paid within such period and permitted under subsection 7.5; less (8) voluntary prepayments of the Term Loans.

         "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Federal Reserve Bank of New York or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Lender from three Federal funds brokers of recognized standing selected by Lender.

         "Fiscal Year" means each twelve month period ending on the last day of December in each year.

         "Fixed Charge Coverage" means, for any period, Operating Cash Flow divided by Fixed Charges.

         "Fixed Charges" means, for any period, and each calculated for such period (without duplication), (a) Interest Expenses paid or accrued by Borrowers and their respective Subsidiaries; plus (b) scheduled payments of principal with respect to all Indebtedness of Borrowers and their respective Subsidiaries; plus
(c) any provision for (to the extent it is greater than zero) income or franchise taxes included in the determination of net income, excluding any provision for deferred taxes; plus (d) Restricted Junior Payments made in cash to the extent permitted under subsection 7.5(b); plus (e) payment of deferred taxes accrued in any prior period.

         "Funding Date" means the date of each funding of a Loan.

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
         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

         "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "Indebtedness",  as applied to any Person,  means without  duplication:
(a) all indebtedness for borrowed money; (b) obligations under leases which in accordance with GAAP constitute Capital Leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

         "Intangible Assets" means all intangible assets (determined in conformity with GAAP) including, without limitation, goodwill, trademarks, trade names, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds.

         "Intellectual Property" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

         "Interest Coverage" means, for any period, Operating Cash Flow divided by Interest Expenses.

         "Interest Expenses" means, without duplication, for any period, the following, for Borrowers and their respective Subsidiaries each calculated for such period: interest expenses deducted in the determination of net income (excluding (i) the amortization of fees and costs with respect to the transactions contemplated hereunder on the Closing Date which have been capitalized as transaction costs; and (ii) interest paid in kind).

         "Interest Rate" has the meaning assigned to that term in subsection 2.2(A).
         "Inventory" means all "inventory" (as defined in the UCC) including, without limitation, finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person's business, and goods which are returned or repossessed.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

         "Lender" means Heller Financial, Inc. together with its successors and permitted assigns pursuant to subsection 9.1.

         "Lender's Account" means ABA No. 0710-0001-3, Account No. 52-98695 at First National Bank of Chicago, One First National Plaza, Chicago, IL 60670,
Reference: Heller Business Credit for the benefit of Editek.

         "Liabilities" shall have the meaning given that term in accordance with GAAP and shall include Indebtedness.

         "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Loan" or "Loans" means an advance or advances under the Term Loan Commitment or the Revolving Loan Commitment.

         "Loan Documents" means this Agreement, the Term Notes, the Pledge Agreements and all other instruments, documents and agreements executed by or on behalf of a Borrower and delivered concurrently herewith or at any time hereafter to or for Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

         "Loan Party" means, collectively, Borrowers, Borrowers' respective Subsidiaries and any other Person (other than Lender) which is or becomes a party to any Loan Document.

         "Loan Year" means each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

         "Material Adverse Effect" means a material adverse effect upon (a) the business, operations, prospects, properties, assets or condition (financial or otherwise) of any Loan Party on an individual basis or taken as a whole or (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or Lender to enforce or collect any of the Obligations.

         "Maximum Revolving Loan Amount" has the meaning assigned to that term in subsection 2.1(B).

         "MedTox" means MedTox Laboratories, Inc., a Minnesota corporation, and its successors and permitted assigns.

         "MedTox Acquisition" means the acquisition by PDLA of the business of MedTox occurring on or about the Closing Date.

         "MedTox Acquisition Agreement" means that certain Asset Purchase Agreement dated effective July 1, 1995, between Editek and MedTox, as amended by that certain Amendment Agreement dated as of January 2, 1996, between Editek and MedTox.

         "MedTox Acquisition Documents" means the MedTox Acquisition Agreement and all other documents, agreements and instruments executed or delivered in connection with the MedTox Acquisition.

         "Net Worth" means, as of any date, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) calculated in conformity with GAAP.

         "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness (whether incurred before or after the Termination Date), accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable.

         "Operating Cash Flow" means, for any period, (a) EBITDA; less (b) Capital Expenditures; less (c) Registration Payments paid or accrued.

         "PDLA" means Psychiatric Diagnostic Laboratories of America, Inc., a Delaware corporation, and its successors and permitted assigns.

         "Permitted Encumbrances" means the following types of Liens: (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any of its Subsidiaries; (e) Liens for purchase money obligations, provided that (i) the purchase of the asset subject to any such Lien is permitted under subsection 6.5, (ii) the Indebtedness secured by any such Lien is permitted under subsection 7.1, and (iii) such Lien encumbers only the asset so purchased; (f) Liens in favor of Lender, and (g) Liens set forth on Schedule 1.1(A).

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Pledge Agreements" means the stock pledge agreements to be executed and delivered by each of Editek and Princeton in favor of Lender, in form and substance reasonably satisfactory to Lender.

         "PPSA" means the Personal Property Security Act (Ontario), as amended from time to time.

         "Preferred Stock" means the Series A Convertible Preferred Stock of Editek, $1.00 par value per share.

         "Princeton" means Princeton Diagnostic Laboratories of America, Inc., a Delaware corporation, and its successors and permitted assigns.

         "Pro Forma" means the unaudited consolidated and consolidating balance sheet of Borrowers and their respective Subsidiaries as of the Closing Date after giving effect to the MedTox Acquisition and the other transactions contemplated by this Agreement. The Pro Forma is annexed hereto as Schedule 1.1(B).

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

         "Projections" means Borrowers' forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a division by division and Subsidiary by Subsidiary basis and otherwise consistent with Borrowers' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "Registration Payment" means a cash payment made or required to be made by a Borrower to a holder of Preferred Stock as a result of Editek's failure to register the common stock into which such Preferred Stock is convertible or converted, as provided in Section 2(d) of the Registration Rights Agreements or any successor or substitute provision.

         "Registration  Rights  Agreements"  means  those  certain  Registration
Rights Agreements dated on or about the Closing Date, executed by Editek in favor of the holders of the Preferred Stock.

         "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of a Borrower or any of its Subsidiaries now or hereafter outstanding, except a stock dividend; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Subordinated Debt or any shares of any class of stock of a Borrower or any of its Subsidiaries now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of a Borrower or any of its Subsidiaries now or hereafter outstanding; (d) any payment by a Borrower or any of its Subsidiaries of any management fees or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise; (e) any Registration Payment; and (f) any payment of the Tax Liability.

         "Revolving Loan" means all advances made by Lender pursuant to subsection 2.1(B) and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

         "Revolving Loan Commitment" means the commitment of Lender to make the Revolving Loan in the aggregate not to exceed at anytime $7,000,000.

         "Scheduled Installment" has the meaning assigned to that term in subsection 2.1(A).

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned

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


or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof.

         "Tangible Net Worth" means an amount equal to: (a) Net Worth; less (b) Intangible Assets; less (c) prepaid expenses; less (d) all obligations owed to such Person or any of its Subsidiaries by any Affiliate of such Person or any of its Subsidiaries; and less (e) all loans by such Person to its officers, stockholders or employees; provided, however, that in computing Tangible Net Worth hereunder, up to $2,000,000 in book value of patents, trademarks and trade names shall be deemed not to be Intangible Assets.

         "Tax Liability" has the meaning assigned to such term in the MedTox Acquisition Agreement.

         "Term Loans" means, collectively, Term Loan A and Term Loan B.

         "Term Loan A" means the advance made pursuant to subsection 2.1(A)(1).

         "Term Loan B" means the advance made pursuant to subsection 2.1(A)(2).

         "Term Loan Commitment" means the commitment of Lender to make the Term Loans as set forth in this Agreement.

         "Term Note" or "Term Notes" means each promissory note of Borrowers in a form reasonably acceptable to Lender, issued pursuant to subsection 2.1(E).

         "Termination Date" means the date this Agreement is terminated as set forth in subsection 2.5.

         "Total Loan Commitment" means the aggregate commitment of Lender with respect to the Revolving Loan Commitment and the Term Loan Commitment.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, as amended from time to time, and any successor statute.

         "Working Capital" means: (a) current assets; less (b) current liabilities; and less (c) the amount of any obligations owed to such Person or any of its Subsidiaries by any Affiliate of such Person or any of its Subsidiaries.

             1.2 Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Lender pursuant to subsection 5.1 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Borrowers and Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrowers shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Borrowers and Lender, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and
(B) Borrowers shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrowers;
(b) changes in accounting principles recommended by Borrowers' certified public accountants; and (c) changes in carrying value of Borrowers' or any of their Subsidiaries' assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the MedTox Acquisition or (ii) any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.

         1.3     Other  Definitional  Provisions.   References  to  "Sections",
"subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                             2 LOANS AND COLLATERAL

            2.1 Loans.
                  (A)(1) Term Loan A. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, Lender agrees to lend to Borrowers on the Closing Date Term Loan A, which is in the amount of $2,000,000. Term Loan A shall be funded in one drawing. Amounts borrowed under this subsection 2.1(A)(1) and repaid may not be reborrowed. Borrowers shall make principal payments in the amounts of the applicable Scheduled Installments of Term Loan A (or such lesser principal amount as shall then be outstanding) on the dates and in the amounts set forth below.

         "Scheduled Installment of Term Loan A means, for each date set forth below, the amount set forth opposite such date.

                  Date                               Scheduled Installment
                  ----                               ---------------------
         August 1, 1997                                      $111,111.11
         September 1, 1997                                    111,111.11
         October 1, 1997                                      111,111.11
         November 1, 1997                                     111,111.11
         December 1, 1997                                     111,111.11
         January 1, 1998                                      111,111.11
         February 1, 1998                                     111,111.11
         March 1, 1998                                        111,111.11
         April 1, 1998                                        111,111.11
         May 1, 1998                                          111,111.11
         June 1, 1998                                         111,111.11
         July 1, 1998                                         111,111.11
         August 1, 1998                                       111,111.11
         September 1, 1998                                    111,111.11
         October 1, 1998                                      111,111.11
         November 1, 1998                                     111,111.11
         December 1, 1998                                     111,111.11
         January 1, 1999                                      111,111.13

         If at any time prior to the commencement of Scheduled Installments of Term Loan A set forth above, Term Loan B is fully repaid, then on the first day of each month, commencing on the first day of the month following repayment of Term Loan B and continuing through July 1, 1997, Borrowers shall make principal prepayments of Term Loan A in the amount of $111,111.11 each, which prepayments shall be applied to the Scheduled Installments of Term Loan A in inverse order of maturity.

                  (A)(2) Term Loan B Term Loan B. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, Lender agrees to lend to Borrowers on the Closing Date Term Loan B, which is in the amount of $2,000,000. Term Loan B shall be funded in one drawing. Amounts borrowed under this subsection 2.1(A)(2) and repaid may not be reborrowed. Borrowers shall make principal payments in the amount of the applicable Scheduled Installment of Term Loan B (or such lesser principal amount as shall then be outstanding) on the dates and in the amounts set forth below

         "Scheduled Installment of Term Loan B" means, for each date set forth below, the amount set forth opposite such date.

                  Date                           Scheduled Installment
                  ----                           ---------------------
         February 1, 1996                                $111,111.11
         March 1, 1996                                    111,111.11
         April 1, 1996                                    111,111.11
         May 1, 1996                                      111,111.11
         June 1, 1996                                     111,111.11
         July 1, 1996                                     111,111.11
         August 1, 1996                                   111,111.11
         September 1, 1996                                111,111.11
         October 1, 1996                                  111,111.11
         November 1, 1996                                 111,111.11
         December 1, 1996                                 111,111.11
         January 1, 1997                                  111,111.11
         February 1, 1997                                 111,111.11
         March 1, 1997                                    111,111.11
         April 1, 1997                                    111,111.11
         May 1, 1997                                      111,111.11
         June 1, 1997                                     111,111.11
         July 1, 1997                                     111,111.13

         (B) Revolving Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, Lender agrees to lend to Borrowers from time to time an aggregate amount not to exceed at any time $7,000,000. Amounts borrowed under this subsection 2.1(B) may be repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 or (ii) the Termination Date. Lender shall have no obligation to make advances under this subsection 2.1(B) to a Borrower to the extent the requested advance would cause the balance of the Revolving Loan of such Borrower then outstanding (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount of such Borrower or to the extent any requested advance would cause the balance of the Revolving Loan of all Borrowers then outstanding (after giving effect to any immediate application of the proceeds thereof) to exceed the Revolving Loan Commitment; provided that Lender may, in its sole discretion, elect from time to time to make Loans in excess of the Maximum Revolving Loan Amount of a Borrower or the Revolving Loan Commitment. Borrowers shall maintain records of the Revolving Loan advanced to or for the benefit of each Borrower and the amount of all repayments made by each Borrower of such advances from proceeds of Accounts or otherwise. To the extent that the outstanding balance of the Revolving Loan owing by a Borrower exceeds such Borrower's Borrowing Base at any time, such excess shall be deemed to constitute an intercompany loan to such Borrower from another Borrower whose outstanding balance of the Revolving Loan is less than its Borrower's
Borrowing Base, which intercompany loans shall be subordinate in right of payment to the Obligations and shall be subject to the limitations of subsection 7.1(b).

                  (1) "Maximum Revolving Loan Amount" means, with respect to each Borrower, as of any date of determination, the lesser of (a) the Revolving Loan Commitment and (b) the Borrowing Base of such Borrower.

                  (2) "Borrowing Base" means, with respect to a Borrower, as of any date of determination, an amount equal to the sum of (a) eighty-five percent (85%) of such Borrower's Eligible Accounts plus (b) the lesser of (i) such Borrower's Inventory Sublimit, and (ii) fifty percent (50%) of such Borrower's Eligible Inventory, less in each case such reserves as Lender in its reasonable discretion elects to establish.

                  (3) "Inventory Sublimit" means, with respect to Editek, the amount of $800,000, with respect to PDLA, the amount of $500,000 and with respect to diAGnostix, the amount of $200,000.

          (C)   Eligible Collateral.

         "Eligible Accounts" means, with respect to a Borrower, as at any date of determination, the aggregate of all Accounts of such Borrower that Lender, in its reasonable judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following Accounts are not Eligible Accounts:

                  (1) Accounts which, at the date of issuance of the respective invoice therefor, were payable more than sixty (60) days after the date of issuance of such invoice;

                  (2) Accounts which remain unpaid for more than sixty (60) days after the due date specified in the original invoice or for more than ninety
(90) days after invoice date if no due date was specified;

                  (3) Accounts which are otherwise eligible with respect to which the account debtor is owed a credit by a Borrower, but only to the extent of such credit;

                  (4) Accounts due from a customer whose principal place of business is located outside the United States of America unless such Account is backed by a letter of credit, in form and substance acceptable to Lender, and issued or confirmed by a bank that is organized under the laws of the United States of America or a State thereof, that is acceptable to Lender, provided that such letter of credit has been delivered to Lender as additional collateral, or the applicable Borrower is the beneficiary of credit insurance with respect to such account in such amounts and against such risks as shall be acceptable to Lender;

                  (5) Accounts due from a customer which Lender has notified Borrowers does not have a satisfactory credit standing;

                  (6) Accounts with respect to which the customer is the United States of America, any state or any municipality, or any department, agency or instrumentality thereof, unless the applicable Borrower has, with respect to such Accounts, complied with the Federal Assignment of Claims Act (31 U.S.C.
Section 3727) or any applicable statute or municipal ordinance of similar purpose and effect;

                  (7) Accounts with respect to which the customer is an Affiliate of a Borrower or a director, officer, agent, stockholder or employee of a Borrower or any of its Affiliates;

                  (8) Accounts due from a customer if more than twenty-five percent (25%) of the aggregate amount of Accounts of such customer have at the time remained unpaid for more than sixty (60) days after due date or ninety (90) days after the invoice date if no due date was specified;

                  (9) Accounts with respect to which there is any unresolved dispute with the respective customer (but only to the extent of such dispute);

                  (10) Accounts evidenced by an "instrument" or "chattel paper" (as defined in the UCC) not in the possession of Lender;

                  (11) Accounts with respect to which Lender does not have a valid, first priority and fully perfected security interest;

                  (12) Accounts subject to any Lien except those in favor of Lender;
                  (13) Accounts with respect to which the customer is the subject of any bankruptcy or other insolvency proceeding;

                  (14) Accounts due from a customer to the extent that all Accounts of such customer owing to all Borrowers exceed in the aggregate an amount equal to twenty percent (20%) of the aggregate of all otherwise Eligible Accounts of all Borrowers at said date;

                  (15) Accounts with respect to which the customer's obligation to pay is conditional or subject to a repurchase obligation or right to return or with respect to which the goods or services giving rise to such Account have not been delivered (or performed, as applicable) and accepted by such account debtor, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales;

                  (16) Accounts with respect to which the customer is located in Indiana, New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the applicable Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

                  (17) Accounts with respect to which the customer is a creditor of a Borrower, provided, however, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by such Borrower to such Person.

         "Eligible Inventory" means, with respect to a Borrower, as at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis) of all Inventory that is readily marketable raw materials, supplies in unopened containers or finished goods consisting of pre-packaged test kits, in each case owned by and in the possession of such Borrower and located in the United States of America and that Lender, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following is not Eligible Inventory: (a) work-in-process; (b) sample collection kits; (c) finished goods which do not meet the specifications of the purchase order for such goods; (d) Inventory which Lender determines, is unacceptable for borrowing purposes due to age, quality, type, category and/or quantity; (e) Inventory with respect to which Lender does not have a valid, first priority and fully perfected security interest; (f) Inventory with respect to which there exists any Lien in favor of any Person other than Lender; (g) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215 (a)(i); and (h) Inventory located at any location other than those set forth on Schedule 4.7.

         (D) Borrowing Mechanics. On any day when a Borrower desires to borrow under this subsection 2.1, Editek, acting as agent for such Borrower, shall give Lender telephonic notice of the proposed borrowing by 11:00 a.m. (Chicago time). Lender shall not incur any liability to Borrowers for acting upon any telephonic notice Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of a Borrower or for otherwise acting in good faith under this subsection 2.1(D). Lender will not make any advance pursuant to any telephonic notice unless Lender has also received the most recent Borrowing Base Certificates and all other documents required under subsection 5.1(F). Each advance made to a Borrower under the Revolving Loan shall be deposited by wire transfer in immediately available funds in such account of Editek, as agent for each Borrower, as Editek may from time to time designate to Lender in writing, and Editek shall forward the appropriate amount of proceeds of each such advance to or for the benefit of the appropriate Borrower. Unless payment is otherwise timely made by a Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest and fees shall be deemed irrevocably to be a request by such Borrower for a Revolving Loan on the due date of, and in the amount required to pay, such principal, accrued interest and fees, and the proceeds of each such Revolving Loan if made by Lender shall be disbursed by Lender by way of direct payment of the relevant obligation. Anything herein to the contrary notwithstanding, Lender may elect at any time to disburse directly to each Borrower advances of the Revolving Loan that are based upon the Borrowing Base of such Borrower.

         (E) Term Notes. Borrowers shall execute and deliver to Lender a Term Note to evidence each of the Term Loans, such Term Notes to be in the principal amount of the respective Term Loan Commitment and with other appropriate insertions. In the event of an assignment under subsection 9.1, Borrowers shall, upon surrender of the assigning Lender's Notes, issue new Notes to reflect the new Commitments of the assigning Lender and its assignee.

         (F) Evidence of Revolving Loan Obligations. The advances constituting the Revolving Loan shall be evidenced by this Agreement and notations made from time to time by Lender in its books and records, including computer records. Lender's books and records shall constitute presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Failure by the Lender to make any such notation or record shall not affect the obligations of Borrowers to Lender with respect to the Revolving Loans.

         2.2  Interest  Interest

         (A) Rate of Interest. The Loans and all other Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum equal to (i) one and one-half percent (1.50%) plus the Base Rate with respect to the Revolving Loan, (ii) two percent (2.00%) plus the Base Rate with respect to Term Loan A and (iii) two and one-half percent (2.50%) plus the Base Rate with respect to Term Loan B (the "Interest

Rate"). After the occurrence and during the continuance of an Event of Default, the Loans and all other Obligations shall, at Lender's option, bear interest at a rate per annum equal to three percent (3.0%) plus the Interest Rate (the "Default Rate").

         (B) Computation and Payment of Interest. Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues and shall be payable monthly in arrears on the first day of each month. Any publicly announced change in the Base Rate shall result in an adjustment to the Interest Rate on the day such change takes effect. Whenever interest payable hereunder is calculated on the basis of a year of 360 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purpose of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the number of days in the calendar year in which the same is to be ascertained and divided by 360.

         (C) Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrowers shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrowers nor any Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrowers nor any Loan Party shall have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until Lender shall have received the amount of interest which Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

       2.3  Fees.


         (A) Closing Fee. Borrowers shall pay to Lender on the Closing Date a closing fee in the amount of $165,000.

         (B) Unused Line Fee. Borrowers shall pay to Lender a fee in an amount equal to the Revolving Loan Commitment less the sum of the average daily balance of the Revolving Loan during the preceding month multiplied by three-eighths percent (0.375) per annum, such fee to be calculated on the basis of a 360 day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of the first month following the Closing Date and the first day of each month thereafter.

         (C) Prepayment Fees. If Borrowers voluntarily prepay the Obligations in full (other than voluntary prepayments of the Revolving Loan which do not terminate the Revolving Loan Commitment, including payments of the Revolving Loan from the Blocked Accounts), or, in the case of any voluntary prepayment of any Term Loan, in part, prior to the Termination Date, Borrowers at the time of prepayment shall pay to Lender, as compensation for the costs of being prepared to make funds available to Borrowers under this Agreement, and not as a penalty, an amount determined by multiplying the percentage set forth below by (1) in the case of a prepayment in full of the Obligations, the sum of the outstanding principal balance of the Term Loans at the date of such prepayment plus the amount of the Revolving Loan Commitment, or (2) in the case of a prepayment of the Term Loans only, in whole or in part, the amount of such prepayment: three percent (3.00%) upon a prepayment during the first Loan Year; two percent (2.00%) upon a prepayment during the second Loan Year; and one percent (1.00%) upon a prepayment during the third Loan Year. Borrower shall not be required to pay prepayment fees in connection with any mandatory prepayments of the Obligations pursuant to subsection 2.4(B) or the last sentence of subsection 2.1(A)(1).

         (D) Collateral Monitoring Fee. On the Closing Date and on the first day of each calendar quarter thereafter, Borrowers shall pay Lender a nonrefundable collateral monitoring fee of $5,000; provided, however, that if as a result of a Borrower's merging with another Borrower, the number of Borrowers decreases to two or fewer, then such collateral monitoring fee shall reduce to $2,500 per quarter commencing on the first day of the calendar quarter following such merger.

         (E) Audit Fees. Borrowers agree to pay Lender an audit fee for each inspection equal to $650 per auditor per day or any portion thereof, excluding all full days spent by Lender traveling to or from Borrowers' locations, together with out-of-pocket expenses, or the reasonable fees, expenses and out-of-pocket costs paid to third party auditors. Audit fees shall not exceed $20,000 per year, plus out-of-pocket expenses, except during the existence of an Event of Default.

         (F) Other Fees and Expenses. Borrowers shall pay to Lender, for its own account, all charges for returned items and all other bank charges incurred by Lender, as well as Lender's standard wire transfer charges for each wire transfer made under this Agreement.

     2.4  Payments and Prepayments.

         (A) Manner and Time of Payment. In its sole discretion, Lender may charge interest and other amounts payable hereunder to the Revolving Loan, all as set forth on Lender's books and records. If Lender elects to bill Borrowers for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein. All payments made by Borrowers with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All payments to Lender hereunder shall, unless otherwise directed by Lender, be made in accordance with subsection 5.6. Proceeds remitted to Lender's Account shall be credited to the Obligations on the day such proceeds were received, provided, however, for the purpose of calculating interest on the Obligations, such funds shall be deemed received on the first Business Day thereafter. Proceeds remitted to Lender's Account by wire transfer shall be credited to the Obligations on the Business Day received; provided, however, for the purpose of calculating interest on the Obligations such funds shall be deemed received the first Business Day thereafter.

           (B) Mandatory Prepayments.

                  (1) Overadvance. At any time that the principal balance of the Revolving Loan exceeds the Maximum Revolving Loan Amount, Borrowers shall, upon demand by Lender, immediately repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount that is equal to or less than the Maximum Revolving Loan Amount.

                  (2) Proceeds of Asset Dispositions. For so long as any portion of either Term Loan remains outstanding, immediately upon receipt by a Borrower or any of its Subsidiaries of proceeds of any Asset Disposition (in one or a series of related transactions), which proceeds exceed $10,000 (it being understood that if the proceeds exceed $10,000, the entire amount and not just the portion above $10,000 shall be subject to this subsection 2.4(B)(2)), Borrowers shall prepay the Term Loans in an amount equal to such proceeds. If Borrowers reasonably expect the proceeds of any Asset Disposition to be reinvested within 180 days to repair or replace such assets with like assets, Borrowers shall deliver the proceeds to Lender to be applied to the Revolving Loan, and Borrowers may, so long as no Default or Event of Default shall have occurred and be continuing, reborrow such proceeds only for such repair or replacement. If Borrowers fail to reinvest such proceeds within 180 days, Borrowers hereby authorize Lender to make a Revolving Loan to repay the Term Loans as required hereby. All such prepayments shall be applied first in payment of Scheduled Installments of Term Loan B in the inverse order of maturity and second in payment of Scheduled Installments of Term Loan A in the inverse order of maturity.

                  (3) Prepayments from Excess Cash Flow. For so long as any portion of either Term Loan remains outstanding, within ninety (90) days after the end of each Fiscal Year, Borrowers shall prepay the Term Loans in an amount equal to fifty percent (50%) of Excess Cash Flow for such prior Fiscal Year calculated on the basis of the audited financial statements for such Fiscal Year delivered to Lender pursuant to subsection 5.1(C). All such prepayments from Excess Cash Flow shall first be applied in payment of Scheduled Installments of Term Loan B until repaid in full and then in repayment of Term Loan A each in inverse order of maturity. Concurrently with the making of any such payment, Borrowers shall deliver to Lender a certificate of Borrowers' chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

         (C) Voluntary Prepayments and Repayments. Except as provided in subsection 2.4(B) and except for partial prepayments from the proceeds of equity securities issued by Borrowers on or after the Closing Date, Borrowers' Obligations may only be prepaid in full and not in part. Borrowers may, at any time upon not less than three Business Days' prior notice to Lender, prepay the Term Loans or terminate the Revolving Loan Commitment; provided, however, the Revolving Loan Commitment may not be terminated by Borrowers until the Term Loans are paid in full.

         (D) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

           2.5 Term of this Agreement. This Agreement shall be effective until December 31, 1998 (the "Termination Date"). The Commitments shall (unless earlier terminated) terminate upon the earlier of (i) the occurrence of an event specified in subsection 8.3 or (ii) the Termination Date. Upon termination in accordance with subsection 8.3 or on the Termination Date, all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Lender shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, Borrowers' obligation to indemnify Lender in accordance with the terms hereof shall continue.

           2.6 Statements. Lender shall render a monthly statement of account to Borrowers within twenty (20) days after the end of each month. Such statement of account shall constitute an account stated unless Borrowers make written objection thereto within thirty (30) days from the date such statement is mailed to Borrowers. Borrowers promise to pay all of the Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement.

           2.7    Grant  of  Security  Interest.   To  secure  the  payment  and
performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, each Borrower hereby grants to Lender a continuing security interest, lien and mortgage in and to all right, title and interest of such Borrower in the following property of such Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"): (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the right of stoppage in transit, replevin and reclamation; (B) Inventory; (C) general intangibles (as defined in the UCC); (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) instruments (as defined in the UCC); (F) chattel paper (as defined in the UCC); (G) Equipment;
(H) Intellectual Property; (I) all deposit accounts of such Borrower maintained with any bank or financial institution; (J) all cash and other monies and property of such Borrower in the possession or under the control of Lender or any participant; (K) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and (L) proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

             2.8 Capital Adequacy and Other Adjustments. In the event Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender or any corporation controlling Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender or any corporation controlling Lender and thereby reducing the rate of return on Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time within fifteen
(15) days after notice and demand from Lender (together with the certificate referred to in the next sentence) pay to Lender additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Lender to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes.

         2.9      Taxes.

         (A) No Deductions. Any and all payments or reimbursements made hereunder or under the Term Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the net income of Lender by the jurisdiction under the laws of which Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Lender's applicable lending office or any political subdivision thereof (all such taxes, levies,
imposts,  deductions,  charges  or  withholdings  and  all  liabilities   with
respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"). If Borrowers shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made.

         (B) Changes in Tax Laws. In the event that, subsequent to the Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

                  (1) does or shall subject Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made hereunder, or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Lender); or

                  (2) does or shall impose on Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to Lender of making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrowers shall promptly pay to Lender, upon its demand, any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Lender with respect to this Agreement or the other Loan Documents. If Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrowers of the event by reason of which Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes.


                     3      CONDITIONS TO LOANS

      3.1 Conditions to Loans. The obligations of Lender to make Loans on the Closing Date and on each Funding Date are subject to satisfaction of all of the conditions set forth below.

         (A) Closing Deliveries. Lender shall have received, in form and substance satisfactory to Lender, all documents, instruments and information identified on Schedule 3.1(A) and all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Lender may at any time reasonably request.

         (B) Security Interests. Lender shall have received satisfactory evidence that all security interests and liens granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral, subject only to Permitted Encumbrances.

         (C) Closing Date Availability. After giving effect to the consummation of the transactions contemplated hereunder on the Closing Date and the payment by Borrowers of all costs, fees and expenses relating thereto, the Maximum Revolving Loan Amount on the Closing Date shall exceed the principal balance of the Revolving Loans by at least $1,500,000.

         (D) Representations and Warranties. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Borrowers to Lender after the Closing Date and approved by Lender.

         (E) Fees. With respect to Loans to be made or issued on the Closing Date, Borrowers shall pay the fees payable on the Closing Date referred to in subsection 2.3 out of the proceeds of the Loan.

         (F) No Default. No event shall have occurred and be continuing or would result from the consummation of the requested borrowing that would constitute an Event of Default or a Default.

         (G) Performance of Agreements. Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that Funding Date.

         (H) No Prohibition. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Lender from making any Loans.

         (I) No Litigation. There shall not be pending or, to the knowledge of Borrowers, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries that has not been disclosed by Borrowers in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the opinion of Lender, would reasonably be expected to have a Material Adverse Effect.

         (J) Issuance of Preferred Stock. Editek shall have issued the Preferred Stock for an aggregate gross purchase price of not less than $16,000,000, and Editek shall have received the net cash proceeds from such issuance in an amount not less than $15,040,000.

         (K) MedTox Acquisition. The MedTox Acquisition shall have been consummated on substantially the terms set forth in the MedTox Acquisition Documents. In connection with the MedTox Acquisition, MedTox shall have accepted shares of Editek's common stock in payment for not less than $5,000,000 of the purchase price for such acquisition.


               4 BORROWERS' REPRESENTATIONS AND WARRANTIES

       To induce Lender to enter into this Agreement and to make Loans, Borrowers represent and warrant to Lender that the following statements are and will be true, correct and complete:

       4.1   Organization, Powers, Capitalization.

         (A) Organization and Powers. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and qualified to do business in all states where such qualification is required except where failure to be so qualified could not be reasonably expected to have a Material Adverse Effect. Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document.

         (B) Capitalization. The authorized capital stock of each of the Loan Parties is as set forth on Schedule 4.1(B). All issued and outstanding shares of capital stock of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Lender and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital stock of each of the Loan Parties is owned by the stockholders and in the amounts set forth on Schedule 4.1(B). No shares of the capital stock of any Loan Party, other than those described above, are issued and outstanding. Except as set forth on Schedule 4.1(B), there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party, of any shares of capital stock or other securities of any such entity.

           4.2 Authorization of Borrowing, No Conflict. Each Borrower has the corporate power and authority to incur the Obligations and to grant security interests in the Collateral. On the Closing Date, the execution, delivery and performance of the Loan Documents by each Loan Party signatory thereto will have been duly authorized by all necessary corporate and shareholder action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the transactions contemplated by this Agreement and the other Loan Documents by each Loan Party do not contravene and will not be in contravention of any applicable law, the corporate charter or bylaws of any Loan Party or any agreement or order by which any Loan Party or any Loan Party's property is bound. This Agreement is, and the other Loan Documents, including the Term Notes, when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties respectively, each enforceable against the Loan Parties, as applicable, in accordance with their respective terms.

            4.3  Financial  Condition.   All  financial  statements  concerning
Borrowers and their respective Subsidiaries which have been or will hereafter be furnished by Borrowers and their respective Subsidiaries to Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Pro Forma was prepared by Borrowers based on the unaudited balance sheets of Borrowers dated December 31, 1995. The Projections delivered and to be delivered have been and will be prepared by Borrowers in light of the past operations of the business of Borrowers and their respective Subsidiaries, and such Projections represent and will represent the good faith estimate of Borrowers and their senior management concerning the most probable course of its business as of the date such Projections are prepared and delivered.

            4.4 Indebtedness and Liabilities. As of the Closing Date, no Borrower nor any of its Subsidiaries has (a) any Indebtedness except as reflected on the Pro Forma; or (b) any Liabilities other than as reflected on the Pro Forma or as incurred in the ordinary course of business following the date of the Pro Forma.

            4.5 Account Warranties. Borrowers represent, warrant and covenant as to each Account that, at the time of its creation, the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; there are no setoffs, offsets or counterclaims, genuine or otherwise, against the Account; the Account does not represent a sale to an Affiliate or a consignment, sale or return or a bill and hold transaction; no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); a Borrower is the lawful owner of the Account and has the right to assign the same to Lender; the Account is free of all security interests, liens and encumbrances other than those in favor of Lender, and the Account is due and payable in accordance with its terms.

             4.6 Names. Schedule 4.6 sets forth all names, trade names, fictitious names and business names under which each Borrower currently conducts business or has at any time during the past five years conducted business.

             4.7 Locations; FEIN. Schedule 4.7 sets forth the location of each Borrower's principal place of business, the location of each Borrower's books and records, the location of all other offices of each Borrower and all Collateral locations, and such locations are Borrowers' sole locations for their business and the Collateral. Each Borrower's federal employer identification number is set forth on the signature page hereof.

             4.8 Title to Properties; Liens. Each Borrower and each of its Subsidiaries has good, sufficient and legal title, subject to Permitted Encumbrances, to all its respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. To the best knowledge of Borrowers after due inquiry, there are no actual, threatened or alleged defaults with respect to any leases of real property under which any Borrower or any of its Subsidiaries is lessee or lessor which would have a Material Adverse Effect.

             4.9 Litigation; Adverse Facts. There are no judgments outstanding against any Loan Party or affecting any property of any Loan Party nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of Borrowers after due inquiry, threatened against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to result in any Material Adverse Effect. No Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability which could reasonably be expected to result in any Material Adverse Effect.

             4.10 Payment of Taxes. All material tax returns and reports of each Borrower and each of its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. As of the Closing Date, none of the United States income tax returns of each Borrower or any of its Subsidiaries are under audit. No tax liens have been filed and no claims (except as otherwise permitted by Section 5.9) are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of each Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

             4.11 Performance of Agreements. None of the Loan Parties and none of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

             4.12 Employee Benefit Plans. Each Borrower, each of its Subsidiaries and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by any Borrower, any of its Subsidiaries or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan.

             4.13 Intellectual Property. Each Borrower and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted, and all such Intellectual Property is identified on
Schedule 4.13.


             4.14 Broker's Fees. Except as set forth on Schedule 4.14, no broker's or finder's fee or commission will be payable with respect to any of the transactions contemplated hereby.

             4.15 Environmental Compliance. Each Loan Party has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws. There are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials asserted or threatened against any Loan Party or relating to any real property currently or formerly owned, leased or operated by any Loan Party.

             4.16 Solvency. As of and from and after the date of this Agreement, each Borrower: (a) owns and will own assets the fair salable value of which are
(i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of such Borrower as they mature; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due. There is no material fact known to a Borrower that has or could have a Material Adverse Effect and that has not been fully disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby.

             4.17 Disclosure. No representation or warranty of Borrowers, any of their respective Subsidiaries or any other Loan Party contained in this Agreement, the financial statements, the other Loan Documents, or any other document, certificate or written statement furnished to Lender by or on behalf of any such Person for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Projections and pro forma financial information

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

contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to Borrowers that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use inconnection with the transactions contemplated hereby.

             4.18 Insurance. Each Borrower and each of its Subsidiaries maintains adequate insurance policies for public liability, property damage for its business and properties, product liability, and business interruption, no notice of cancellation has been received with respect to such policies and each Borrower and each of its Subsidiaries is in compliance with all conditions contained in such policies.

             4.19 Compliance with Laws. No Borrower nor any of its Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, including, without limitation, any violation relating to any use, release, storage, transport or disposal of any Hazardous Material, which violation would subject a Borrower or any of its Subsidiaries, or any of their respective officers to criminal liability or have a Material Adverse Effect and no such violation has been alleged.

             4.20 Bank Accounts. Schedule 4.20 sets forth the account numbers and locations of all bank accounts of each Borrower and its Subsidiaries.

             4.21 Subsidiaries. Borrowers have no Subsidiaries other than as set forth on Schedule 4.21.

             4.22 Employee Matters. Except as set forth on Schedule 4.22, (a) no Loan Party nor any of such Loan Party's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrowers after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.22, no Borrower nor any of its Subsidiaries is subject to an employment contract.

             4.23 Governmental Regulation. None of the Loan Parties is, or after giving effect to any loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the

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

Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

         Borrowers may, at any time and from time to time and subject to subsection 5.13, amend any one or more of the Schedules referred in this Section 4 and any representation or warranty contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended, provided, however, that in no event may Borrowers amend any such Schedule if such amendment would reflect or evidence a Default or Event of Default.

                         5  AFFIRMATIVE COVENANTS

         Borrowers covenant and agree that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations, unless Lender shall otherwise give its prior written consent, Borrowers shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5 applicable to such Person.

         5.1 Financial Statements and Other Reports. Borrowers will maintain, and cause each of their respective Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrowers will deliver to Lender the financial statements and other reports described below.

                  (A) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month, Borrowers will deliver (1) the consolidated and consolidating balance sheet of Borrowers and their respective Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and (2) a schedule of the outstanding Indebtedness for borrowed money of Borrowers and their respective Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

                  (B) Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each quarter of a Fiscal Year, Borrowers will deliver the consolidated and consolidating balance sheet of Borrowers and their respective Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such quarter of a Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such quarter of a Fiscal Year and such financial statements shall have been reviewed by a firm of independent certified public accountants selected by Borrowers and acceptable to Lender.

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

                  (C) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, Borrowers will deliver: (1) the consolidated balance sheet of Borrowers and their respective Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year; (2) a schedule of the outstanding Indebtedness of Borrowers and their respective Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; (3) a report with respect to the financial statements from a firm of independent certified public accountants selected by Borrowers and acceptable to Lender, which report shall be unqualified as to going concern and scope of audit of Borrowers and their respective Subsidiaries and shall state that (a) such consolidated financial statements present fairly the consolidated financial position of Borrowers and their respective Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and (4) copies of the consolidating financial statements of Borrowers and their respective Subsidiaries, including (a) consolidating balance sheets of Borrowers and their respective Subsidiaries as at the end of such Fiscal Year showing intercompany eliminations and (b) related consolidating statements of earnings of Borrowers and their respective Subsidiaries showing intercompany eliminations.

                  (D) Accountants' Certification and Reports. Together with each delivery of consolidated financial statements of Borrowers and their respective Subsidiaries pursuant to subsection 5.1(C), Borrowers will deliver (1) a written statement by its independent certified public accountants (a) stating that the examination has included a review of the terms of this Agreement as same relate to accounting matters and (b) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof and
(2) a letter addressed to Lender from such accountants stating that such accountants have been informed that a primary intent of Borrowers was to have the professional services such accountants provided to Borrowers in preparing their audit report and the letter referred to in this subsection 5.1(D) benefit or influence Lender, and identifying Lenders as a party that Borrowers have indicated intends to rely on such professional services provided to Borrowers by such accountants. Promptly upon receipt thereof, Borrowers will deliver copies of all significant reports submitted to Borrowers by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrowers made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

                  (E) Compliance Certificate. Together with the delivery of each set of financial statements referenced in subparts (A), (B) and (C) of this subsection 5.1, Borrowers will deliver to

Lender a Compliance Certificate, together with copies of the calculations and work-up employed to determine Borrowers' compliance or noncompliance with the financial covenants set forth in Section 6.

                  (F) Borrowing Base Certificates, Registers and Journals. On the Closing Date and within five (5) Business Days after both the fifteenth and the last day of each month and from time to time upon the request of Lender, each Borrower shall deliver to Lender: (1) a Borrowing Base Certificate updated since the date of the prior Borrowing Base Certificate, together with a report of the outstanding balance of the Revolving Loan owing by such Borrower and the amount of all intercompany advances owing by and to such Borrower; (2) an invoice register or sales journal describing all sales of such Borrower since the date of the prior invoice register, in form and substance satisfactory to Lender, and, if Lender so requests, copies of invoices evidencing such sales and proofs of delivery relating thereto; (3) a cash receipts journal describing all cash receipts of such Borrower since the date of the prior cash receipts journal; (4) an aged trial balance of all its then existing Accounts; and (5) an aged trial balance of all its then existing accounts payable; and (6) a detailed inventory listing and cover summary report. All such reports shall be in form and substance satisfactory to Lender. Notwithstanding the foregoing, upon the later of July 1, 1996, and the first day of the month following Lender's completion of an acceptable field examination of each Borrower's reporting of its Accounts and Inventory, provided that no Default or Event of Default shall have occurred and be continuing and provided that Borrowers continuously maintain thereafter aggregate Availability of not less than $750,000, Borrowers shall be required to deliver to Lender the reports set forth in this subsection 5.1(F) only once each month, within five (5) Business Days after last day of each month.

                  (G) Management Report. Together with each delivery of financial statements of Borrowers and their respective Subsidiaries pursuant to subdivisions (A), (B) and (C) of this subsection 5.1, Borrowers will deliver a management report: (1) describing the operations and financial condition of Borrowers and their respective Subsidiaries for the month then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered to Lender pursuant to 5.1(O); and (3) discussing the reasons for any significant variations. The information above shall be presented in such detail as Lender and Borrowers shall mutually agree within two
(2) months after the Closing Date (or in the absence of an agreement, in such detail as Lender shall reasonably request based upon similar reports received from its other asset-based lending borrowers) and shall be certified by the chief financial officer of Borrowers to the effect that such information fairly presents the results of operations and financial condition of Borrowers and their respective Subsidiaries as at the dates and for the periods indicated.

                  (H) Appraisals. From time to time, upon the request of Lender, Borrowers will obtain and deliver to Lender, at Borrowers' expense, appraisal reports in form and substance and from appraisers satisfactory to Lender, stating the then current fair market and orderly liquidation values of all or any portion of the Collateral; provided, however, so long as no Event of Default is continuing, Lender shall not request an appraisal as to any particular category of Collateral to be performed more than once every Loan Year at Borrowers' expense.

            (I) Government Notices. Borrowers will deliver to Lender promptly after receipt copies of all notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or Borrowers' payment or non-payment of any taxes including any tax audit.

                  (J) Events of Default, etc. Promptly upon any officer of a Borrower obtaining knowledge of any of the following events or conditions, Borrowers shall deliver a certificate of Borrowers' chief executive officer specifying the nature and period of existence of such condition or event and what action Borrowers have taken, are taking and propose to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice of default that any Person has given to Borrowers or any of their respective Subsidiaries or any other action taken with respect to a claimed default; or (3) any Material Adverse Effect.

                  (K) Trade Names. Borrowers and each of their respective Subsidiaries will give Lender at least thirty (30) days advance written notice of any change of name or of any new trade name or fictitious business name. Each Borrower's use of any trade name or fictitious business name will be in compliance with all laws regarding the use of such names.

                  (L) Locations. Borrowers will give Lender at least thirty (30) days advance written notice of any change in a Borrower's principal place of business or any change in the location of its books and records or the Collateral or of any new location for its books and records or the Collateral.

                  (M) Bank Accounts. Borrowers will give Lender prompt notice of any new bank accounts a Borrower or any of its Subsidiaries intends to establish prior to its their opening same.

                  (N) Litigation. Promptly upon any officer of a Borrower or its subsidiaries obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrowers to Lender or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which is reasonably likely to have a Material Adverse Effect, Borrowers will promptly give notice thereof to Lender and provide such other information as may be reasonably available to them to enable Lender and its counsel to evaluate such matter.

                  (O) Projections. As soon as available and in any event no later than the last day of Borrowers' Fiscal Year, Borrowers will deliver consolidated and consolidating Projections of Borrowers and their respective Subsidiaries through the Termination Date, which Projections shall be month by month for the forthcoming Fiscal Year and shall be year by year thereafter.

                  (P) Preferred Stock and Indebtedness Notices. Borrowers shall promptly deliver copies of all notices given or received by a Borrower and any of its Subsidiaries with respect to noncompliance with any term or condition related to the Preferred Stock or any Indebtedness, and shall promptly notify Lender of any potential or actual event of default with respect to the Preferred Stock or any Indebtedness.

                  (Q) Other Information. With reasonable promptness, Borrowers will deliver such other information and data with respect to any Loan Party, any Subsidiary of any Loan Party or the Collateral as Lender may reasonably request from time to time.

                  (R) Opening Balance Sheet. As soon as available and in any event within ninety (90) days after the Closing Date, Borrowers will deliver an audited consolidated and consolidating balance sheet as of the effective date of the MedTox Acquisition prepared by a firm of independent certified public accountants reasonably acceptable to Lender.

         5.2 Access to Accountants. Borrowers authorize Lender to discuss the financial condition and financial statements of Borrowers and their respective Subsidiaries with Borrowers' independent public accountants upon reasonable notice to Borrowers of its intention to do so, and authorizes such accountants to respond to all of Lender's inquiries.

         5.3 Inspection. Borrowers shall permit Lender and any authorized representatives designated by Lender to visit and inspect any of the properties of Borrowers or any of its Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and business with their officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Borrowers acknowledge that Lender intends to make such inspections on at least a quarterly basis.

         5.4 Collateral Records. Borrowers shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender's security interests in the Collateral.

         5.5 Account Covenants; Verification. Borrowers shall, at their own expense: (a) cause all invoices evidencing Accounts and all copies thereof to bear a notice that such invoices are payable to the lockboxes established in accordance with subsection 5.6 and (b) use its best efforts to assure prompt payment of all amounts due or to become due under the Accounts. No discounts, credits or allowances will be issued, granted or allowed with respect to Accounts by Borrowers to customers and no returns will be accepted without Lender's prior written consent; provided, that until Lender notifies Borrowers to the contrary, Borrowers may presume consent. Borrowers will immediately notify Lender in the event that a customer alleges any dispute or claim with respect to an Account or of any other circumstances known to Borrowers that may impair the validity or collectibility of an Account. Lender shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person. After the occurrence of a Default or an Event of Default, Borrowers shall not, without the prior consent of Lender, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon.

         5.6 Collection of Accounts and Payments. Each Borrower shall establish lockboxes and blocked accounts (collectively, "Blocked Accounts") in such Borrower's name with such banks ("Collecting Banks") as are acceptable to Lender (subject to irrevocable instructions acceptable to Lender as hereinafter set forth) to which all account debtors of such Borrower shall directly remit all payments on Accounts and in which such Borrower will immediately deposit all payments made for Inventory or other payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. The Collecting Banks shall acknowledge and agree, in a manner satisfactory to Lender, that all payments made to the Blocked Accounts are the sole and exclusive property of Lender, and that the Collecting Banks have no right of setoff against the Blocked Accounts and that all such payments received will be promptly transferred to Lender's Account. Borrowers hereby agree that all payments received by Lender, whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by Lender and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Lender. The applicable Borrower shall irrevocably instruct each Collecting Bank to promptly transfer all payments or deposits to the Blocked Accounts into Lender's Account. Each Borrower, and any of its Affiliates, employees, agents or other Persons acting for or in concert with a Borrower, shall, acting as trustee for Lender, receive, as the sole and exclusive property of Lender, any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of a Borrower or any of a Borrower's Affiliates, employees, agents or other Persons acting for or in concert with a Borrower, and immediately upon receipt thereof, Borrowers or such Persons shall remit the same or cause the same to be remitted, in kind, to the Blocked Accounts or to Lender at its address set forth in subsection 9.6 below.

         5.7 Endorsement. Each Borrower hereby constitutes and appoints Lender and all Persons designated by Lender for that purpose as such Borrower's true and lawful attorney-in-fact, with power to endorse such Borrower's name to any of the items of payment or proceeds described in subsection 5.6 above and all proceeds of Collateral that come into Lender's possession or under Lender's control. Both the appointment of Lender as each Borrower's attorney and Lender's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

         5.8 Corporate Existence. Each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business. Borrowers will promptly notify Lender of any change in a Borrower's or its Subsidiaries' ownership or corporate structure.

         5.9 Payment of Taxes. Borrowers will, and will cause each of their respective Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon provided that no such tax need be paid if a Borrower or one of its Subsidiaries is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if such Borrower or such Subsidiary has established appropriate reserves as shall be required in conformity with GAAP.

         5.10 Maintenance of Properties; Insurance. Each Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of such Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to their respective businesses and properties and the businesses and properties of their respective Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Lender. Borrowers shall cause Lender to be named as loss payee on all insurance policies relating to any Collateral and as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Lender and shall collaterally assign to Lender as security for the payment of the Obligations all business interruption insurance of Borrowers. Borrowers shall apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations as set forth in subsection 2.4(B).

         5.11 Compliance with Laws. Each Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which each Borrower or any of its Subsidiaries is now doing business or may hereafter be doing business, other than those laws the noncompliance with which would not have a Material Adverse Effect.

         5.12 Further Assurances. Each Borrower shall, and shall cause each of its Subsidiaries to, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Lender such instruments, certificates of title or other documents as Lender at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents. At Lender's request, Borrowers shall cause any Subsidiaries of Borrowers promptly to guaranty the Obligations and to grant to Lender security interests in the real, personal and mixed property of such Subsidiary to secure the Obligations.

            5.13 Collateral Locations. Borrowers will keep the Collateral at the locations specified on Schedule 4.7. With respect to any new location (which in any event shall be within the continental United States), Borrowers will execute such documents and take such actions as Lender deems necessary to perfect and protect the security interests of the Lender in the Collateral prior to the transfer or removal of any Collateral to such new location.

           5.14 Bailees. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of a Borrower's agents or processors, such Borrower shall, upon the request of Lender, notify such warehouseman, bailee, agent or processor of the security interests in favor of Lender created hereby and shall instruct such Person to hold all such Collateral for Lender's account subject to Lender's instructions.

         5.15 Use of Proceeds and Margin Security. Borrowers shall use the proceeds of all Loans for proper business purposes consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by a Borrower or any of its Subsidiaries for the purpose of purchasing or carrying of margin stock within the meaning of Regulation G or Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System, or to violate the Exchange Act.


                              6  FINANCIAL COVENANTS

      Borrowers covenant and agree that so long as any of the Commitments remain in effect and until payment in full of all Obligations, Borrowers shall comply with and shall cause each of their respective Subsidiaries to comply with all covenants in this Section 6.

      6.1 Tangible Net Worth. Borrowers shall maintain a consolidated Tangible Net Worth of at least the amounts set forth below at the end of each quarter of a Fiscal Year set forth below.

                  Fiscal Quarter                               Amount

                  March 31, 1996                             $  500,000
                  June 30, 1996                               1,000,000
                  September 30, 1996                          1,500,000
                  December 31, 1996                           2,000,000
                  March 31, 1997                              2,500,000
                  June 30, 1997                               2,500,000
                  September 30, 1997                          2,700,000

                  December 31, 1997                           3,000,000
                  March 31, 1998                              3,500,000
                  June 30, 1998                               4,000,000
                  September 30, 1998                           4,750,000
                  December 31, 1998 and as of the
                  end of each       of each fiscal quarter
                  thereafter                                   5,250,000


      6.2 Minimum EBITDA. Borrowers shall at all times maintain a consolidated EBITDA less Registration Payments paid or accrued of at least the amount set forth below for the applicable period set forth below.

                                             Editek &
          Period                             diAGnostix     PDLA   Consolidated

Two (2) Months ending February 29,         $  100,000  $    50,000 $  150,000
Three (3) months ending March 31, 1996        100,000      100,000     200,000
Four (4) months ending April 30, 1996         100,000      400,000     500,000
Five (5) months ending May 31, 1996           100,000      800,000     900,000
Six (6) months ending June 30, 1996           200,000    1,000,000   1,200,000
Seven (7) months ending July 31, 1996         200,000    1,400,000   1,600,000
Eight (8) months ending August 31, 1996       200,000    1,800,000   2,000,000
Nine (9) months ending September 30, 1996     200,000    2,100,000   2,300,000
Ten (10) months ending October 31, 1996       300,000    2,400,000   2,700,000
Eleven (11) months ending November 30, 1996   300,000    2,800,000   3,100,000
Twelve (12) month ending December 31, 1996    300,000    3,100,000   3,400,000
Twelve (12) month ending March 31, 1997       350,000    3,100,000   3,450,000
Twelve (12) month ending June 30, 1997        350,000    3,150,000   3,500,000
Twelve (12) month ending September 30, 1997   400,000    3,150,000   3,550,000
Twelve (12) month ending December 31, 1997    400,000    3,200,000   3,600,000
Twelve (12) month ending March 31, 1998       400,000    3,250,000   3,650,000
Twelve (12) month ending June 30, 1998        500,000    3,200,000   3,700,000
Twelve (12) month ending September 30, 1998   500,000    3,250,000   3,750,000
Twelve (12) month ending December 31, 1998
and for the twelve (12) months ending at the
end of each fiscal quarter thereafter         500,000    3,300,000    3,800,000

      6.3 Ratio of Indebtedness to Tangible Net Worth. The ratio of (a) Borrowers' consolidated Indebtedness to (b) Borrowers' consolidated Tangible Net Worth, shall be no greater than the ratio set forth below at the end of each quarter of a Fiscal Year set forth below.

           Fiscal Quarter                                             Ratio

           March 31, 1996                                                7.5:1
           June 30, 1996                                                 7.5:1
           September 30, 1996                                            7.5:1
           December 31, 1996                                             7.5:1
           March 31, 1997                                                4.5:1
           June 30, 1997                                                 4.5:1
           September 30, 1997                                            4.5:1
           December 31, 1997                                             4.5:1
           March 31, 1998                                                3.0:1
           June 30, 1998                                                 3.0:1
           September 30, 1998                                            3.0:1
           December 31, 1998 and as of the
           end of each       of each fiscal quarter
           thereafter                                                    3.0:1

       6.4 Capital Expenditure Limits. The aggregate amount of all Capital Expenditures of Borrowers and their respective Subsidiaries (excluding trade-ins and excluding Capital Expenditures in respect of replacement assets to the extent funded with casualty insurance proceeds) will not exceed $950,000 in any Fiscal Year. In the event that a Borrower or any of its Subsidiaries enters into a Capital Lease or other contract with respect to fixed assets, for purposes of calculating Capital Expenditures under this subsection only, the amount of the Capital Lease or contract initially capitalized on such Borrower's or Subsidiary's balance sheet prepared in accordance with GAAP shall be considered expended in full on the date that such Borrower or Subsidiary enters into such Capital Lease or contract.

       6.5 Fixed Charge Coverage. Borrowers shall not permit their consolidated Fixed Charge Coverage for any period set forth below to be less than the amount set forth below for such period.

                        Period                                        Amount

         Three (3) Months ending March 31, 1996                        0.8
         Six (6) months ending June 30, 1996                           1.0
         Nine (9) months ending September 30, 1996                     1.3
         Twelve (12) month ending December 31, 1996                    1.3

         Twelve (12) month ending March 31, 1997                       1.3
         Twelve (12) month ending June 30, 1997                        1.4
         Twelve (12) month ending September 30, 1997                   1.4
         Twelve (12) month ending December 31, 1997                    1.4
         Twelve (12) month ending March 31, 1998                       1.4
         Twelve (12) month ending June 30, 1998                        1.4
         Twelve (12) month ending September 30, 1998                   1.4
         Twelve (12) month ending December 31, 1998
         and for the twelve (12) months ending at the
         end of each fiscal quarter thereafter                          1.4

          6.6    Interest   Coverage.   Borrowers   shall  not   permit   their
consolidated Interest Coverage for any period set forth below to be less than the amount set forth below for such period.

                       Period                                        Amount

         Three (3) Months ending March 31, 1996                        3.0
         Six (6) months ending June 30, 1996                           3.4
         Nine (9) months ending September 30, 1996                     4.6
         Twelve (12) month ending December 31, 1996                    5.6
         Twelve (12) month ending March 31, 1997                       6.0
         Twelve (12) month ending June 30, 1997                        6.0
         Twelve (12) month ending September 30, 1997                   6.0
         Twelve (12) month ending December 31, 1997                    6.0
         Twelve (12) month ending March 31, 1998                       6.0
         Twelve (12) month ending June 30, 1998                        6.0
         Twelve (12) month ending September 30, 1998                   6.0
         Twelve (12) month ending December 31, 1998
         and for the twelve (12) months ending at the
         end of each fiscal quarter thereafter                         6.0


                          7   NEGATIVE COVENANTS

         Borrowers covenant and agree that so long as any of the Commitments remain in effect and until payment in full of all Obligations, unless Borrowers have received the prior written consent of Lender, Borrowers shall not and will not permit any of their respective Subsidiaries to:

          7.1 Indebtedness and Liabilities. Directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except:
(a) the Obligations; (b) intercompany Indebtedness, not to exceed $250,000 outstanding at any time in the aggregate, among Borrowers; provided that such

Indebtedness is subordinated in right of payment to the Obligations; (c) Indebtedness (excluding capital leases) not to exceed $100,000 in the aggregate at any time outstanding secured by purchase money Liens; (d) Indebtedness under Capital Leases not to exceed $250,000 outstanding at any time in the aggregate; and (e) Indebtedness existing on the Closing Date and identified on Schedule
7.1. Except for Indebtedness described permitted in the preceding sentence, Borrowers will not, and will not permit any of their respective Subsidiaries to, incur any Liabilities except for trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to a Borrower or any of its Subsidiaries is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that such Borrower or Subsidiary has established adequate reserves therefor, if appropriate under GAAP.

           7.2 Guaranties. Except for endorsements of instruments or items of payment for collection in the ordinary course of business, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise.

         7.3  Transfers, Liens and Related Matters.

         (A) Transfers. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any of the Collateral or the assets of such Person, except that Borrowers and their respective Subsidiaries may (i) sell inventory in the ordinary course of business; and
(ii) make Asset  Dispositions if all of the following  conditions are met:
(1) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $25,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $50,000; (2) the consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash; (4) the net proceeds of such Asset Disposition are applied as required by subsection 2.4(B); (5) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of the Obligations with the proceeds thereof, Borrowers are in compliance on a pro forma basis with the covenants set forth in Section 6 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (6) no Default or Event of Default shall then exist or result from such sale or other disposition.

     (B) Liens. Except for Permitted Encumbrances, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or the assets of such Person or any proceeds, income or profits therefrom.

     (C) No Negative Pledges. Enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

      (D) No Restrictions on Subsidiary Distributions to Borrowers. Except as provided herein, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by a Borrower or any Subsidiary of a Borrower; (2) subject to subordination provisions, pay any indebtedness owed to a Borrower or any other Subsidiary;
(3) make loans or advances to a Borrower or any other Subsidiary; or (4) transfer any of its property or assets to a Borrower or any other
Subsidiary.

      7.4 Investments and Loans. Make or permit to exist investments in or loans to any other Person, except: (a) Cash Equivalents; and (b) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $50,000 at any time.


     7.5 Restricted Junior Payments. Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that:

                  (a) Subsidiaries of Borrowers may make Restricted Junior Payments with respect to their common stock to the extent necessary to permit Borrowers to pay the Obligations, to make Restricted Junior Payments permitted under clause (b) below and to permit Borrowers to pay expenses incurred in the ordinary course of business; and

                  (b) Editek may make dividend payments on the Preferred Stock and may make Registration Payments, provided that all of the following limitations shall be applicable to dividend payments and Registration
         Payments:

                           (i) no Default or Event of Default may be existence at the time of such payment or may be created by any such payment;

                           (ii) no such payment may be made prior to February 1, 1997;

                           (iii) no such payment may be made prior to the repayment in full of all principal of and interest on Term Loan B;

                           (iv) no such payment may be made in any Fiscal Year prior to the delivery to Lender of Borrowers' audited financial statements for the previous Fiscal Year;

                           (v) the  aggregate  amount of dividend  payments  and
                  Registration Payments in a Fiscal Year shall not exceed of the lesser of (A) nine percent (9%) of the amount of outstanding Preferred Stock and (B) one-third of Borrowers' Excess Cash Flow for the previous Fiscal Year, as determined from Borrower's audited financial statements delivered to Lender; and

                            (vi) after giving effect to any such payment, Availability shall not be less than $500,000.

      7.6 Restriction  on  Fundamental   Changes.  (a)  Enter  into  any
transaction of merger or consolidation, except that a Borrower may merge with another Borrower and PDLA may merge with Princeton; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of any of its Subsidiaries, whether now owned or hereafter acquired; or (d) except for the MedTox Acquisition, acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person.

       7.7 Changes Relating to Preferred Stock. Change or amend the terms of the Preferred Stock if the effect of such amendment is to: (a) increase the dividend rate thereon; (b) change the redemption provisions thereof; or (c) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Preferred Stock in a manner adverse to any Borrower, any of its Subsidiaries, or Lender.

     7.8 Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party, except for transactions in the ordinary course of and pursuant to the reasonable requirements of Borrowers' business and upon fair and reasonable terms which are fully disclosed to Lender and which are no less favorable to Borrowers than they would obtain in a comparable arm's length transaction with an unaffiliated Person.

      7.9  Environmental   Liabilities.   (a)  Violate   any   applicable
Environmental Law; (b) dispose of any Hazardous Materials (except in accordance with applicable law) into or onto or from, any real property owned, leased or operated by any Loan Party; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by any Loan Party.

      7.10 Conduct of Business. From and after the Closing Date, engage in any business other than businesses of the type engaged in by Borrowers or such Subsidiary on the Closing Date.

     7.11 Compliance with ERISA. Establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material. No Borrower nor any of its Subsidiaries shall fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

      7.12 Tax Consolidations. File or consent to the filing of any consolidated income tax return with any Person other than a Borrower or any of its Subsidiaries.

     7.13  Subsidiaries.  Establish, create or acquire any new Subsidiaries.

     7.14  Fiscal Year.  Change its Fiscal Year.

     7.15  Press Release; Public Offering Materials. Disclose the name of
Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party except as may be required by law.

     7.16 Bank Accounts. Establish any new bank accounts, or amend or terminate any Blocked Account or lockbox agreement.


                       8   DEFAULT, RIGHTS AND REMEDIES

     8.1 Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

          (A) Payment. Failure to make payment of any of the Obligations when due and in the case of interest, such failure shall not be cured within five (5) days of the applicable due date; or

          (B) Default in Other Agreements. (1) Failure of a Borrower or any of its Subsidiaries to pay when due any principal or interest on any Indebtedness (other than the Obligations) or (2) breach or default of a Borrower or any of its Subsidiaries with respect to any Indebtedness (other than the Obligations); if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $25,000 or having an aggregate principal amount in excess of $50,000 to become or be declared due prior to its stated maturity; or

           (C) Breach of Certain Provisions. Failure of Borrowers to perform or comply with any term or condition contained in subsections 5.1 (A), (B), (C) and (R), 5.3, 5.5 or 5.6 or contained in Section 6 or Section 7; or

          (D) Breach of Warranty. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

         (E) Other Defaults Under Loan Documents. A Borrower or any other Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within ten (10) days after receipt by Borrowers of notice from Lender of such default (other than occurrences described in other provisions of this subsection 8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

        (F) Change in Control. Editek ceases to beneficially own and control, directly or indirectly, one hundred percent (100%) of the issued and outstanding shares of each class of capital stock of PDLA and diAGnostix; or

        (G) Involuntary Bankruptcy; Appointment of Receiver, etc. (1) A court enters a decree or order for relief with respect to a Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against a Borrower or any of its Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) adecree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over a Borrower or any of its Subsidiaries, or over all or a substantial part of their respective property, is entered; or
(c) an interim receiver, trustee or other custodian is appointed without the consent of a Borrower or any of its Subsidiaries, for all or a substantial part of the property of such Borrower or Subsidiary; or

         (H) Voluntary Bankruptcy; Appointment of Receiver, etc. (1) An order for relief is entered with respect to a Borrower or any of its Subsidiaries, or a Borrower or any of its Subsidiaries commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) a Borrower or any of its Subsidiaries makes any assignment for the benefit of creditors; or
(3) the board of directors of a Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or

         (I) Liens. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the as sets of a Borrower or any of its Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) unless such lien, levy or assessment is stayed, vacated, paid or discharged within ten (10) days or Borrowers contest the validity thereof in good faith by appropriate proceedings and establish appropriate reserves on their books in respect thereof; or

         (J) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving (1) an amount in any individual case in excess of $25,000 or (2) an amount in the aggregate at any time in excess of $50,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against a Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty
(30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

         (K) Dissolution. Any order, judgment or decree is entered against a Borrower or any of its Subsidiaries decreeing the dissolution or split up of a Borrower or that Subsidiary and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or

         (L) Solvency. A Borrower ceases to be solvent (as represented by Borrowers in subsection 4.17) or admits in writing its present or prospective inability to pay its debts as they become due; or

         (M) Injunction. A Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

         (N) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

         (O) Failure of Security. Lender does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of Lender to take any action within its control; or

         (P) Damage, Strike, Casualty. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy,
or other  casualty  which causes,   for  more  than  fifteen  (15)  consecutive
days, the cessation or substantial curtailment of revenue producing activities at any facility of a Borrower or any of its Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

            (Q) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by a Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could have a Material Adverse Effect; or

            (R) Forfeiture. There is filed against a Borrower any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days;
and (2) could result in the confiscation or forfeiture of any material portion of the Collateral; or

      8.2 Suspension of Commitments. Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure, Lender, without notice or demand, may immediately cease making additional Loans and the Commitments shall be suspended; provided that, in the case of a Default, if the subject condition or event is waived or cured within any applicable grace or cure period, the Commitments shall be reinstated.

      8.3 Acceleration. Upon the occurrence of any Event of Default described in the foregoing subsections 8.1(G) or 8.1(H), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Lender may, by written notice to Borrowers, declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the Commitments shall thereupon terminate.

       8.4 Remedies. If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any rights or remedies available to Lender at law or in equity, Lender may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (a) notify any or all obligors on the Accounts to make all payments directly to Lender; (b) require Borrowers to, and Borrowers hereby agree that they will, at their expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (c) withdraw all cash in the Blocked Accounts and apply such monies in payment of the Obligations in the manner provided in subsection 8.7; (d) without notice or demand or legal process, enter upon any premises of a Borrower and take possession of the Collateral; and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrowers agree that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Borrowers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrowers shall remain liable for any deficiency. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrowers hereby specifically waive all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Lender shall not be required to proceed against any Collateral but may proceed against Borrowers directly.

     8.5 Appointment   of   Attorney-in-Fact.   Each  Borrower   hereby
constitutes and appoints Lender as such Borrower's attorney-in-fact with full authority in the place and stead of such Borrower and in the name of such Borrower, Lender or otherwise, from time to time in Lender's discretion while an Event of Default is continuing to take any action and to execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. The appointment of Lender as each Borrower's attorney and Lender's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

     8.6  Limitation  on Duty of  Lender  with  Respect  to  Collateral.
Beyond the safe custody thereof, Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property. Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Lender in good faith.

      8.7 Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, (a) Borrowers irrevocably waive the right to direct the application of any and all payments at any time or times thereafter received by Lender from or on behalf of Borrowers, and Borrowers hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Lender may deem advisable notwithstanding any previous entry by Lender upon any books and records and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to all fees due and owing to Lender; third, to accrued and unpaid interest on the Obligations; fourth, to the principal amounts of the Obligations outstanding; and fifth, to any other indebtedness or obligations of any Borrower owing to Lender. Lender shall account to Borrowers for any surplus and Borrowers shall be liable for any deficiency.

   8.8 License  of  Intellectual   Property.   Each  Borrower  hereby
assigns, transfers and conveys to Lender, effective during the existence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by such Borrower together with any goodwill associated therewith, all to the extent necessary to enable Lender to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Lender and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrowers by Lender.

    8.9 Canadian Remedies. If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any other rights or remedies provided for herein or any rights or remedies available to Lender or otherwise available to it at law or in equity, Lender shall have the following rights, powers and remedies, subject to compliance with the PPSA, in respect of any of the Collateral to which the PPSA is applicable:

                  (A) to appoint any Person to be an agent or any Person to be a receiver, manager or receiver and manager (herein called the "Receiver") of such Collateral and to remove any Receiver so appointed and to appoint another if the Lender so desires, it being agreed that any Receiver appointed pursuant to the provisions of this Agreement will have all of the powers of the Lender hereunder, and in addition, will have the power to carry on the business of any Borrower;

                  (B) to make payments to parties having prior charges or encumbrances on properties on which any Borrower may hold charges or encumbrances;

                  (C) to take possession of all or any part of such Collateral with power to exclude the Borrowers, their agents and servants therefrom;

                  (D) to preserve, protect and maintain such Collateral and make such replacements thereof and additions thereto as the Lender may deem advisable;

                  (E) to enjoy and exercise all powers necessary or incidental to the performance of all functions provided for in this Agreement, including, without limitation, the power to purchase on credit, the power to borrow in any Borrower's name or in the name of the Receiver, the power to borrow on all or any part of such Collateral in priority to this Agreement or otherwise for such purposes as may be approved by the Lender to be evidenced by a Receiver's certificate, and to advance its own money to the Borrowers at such rates of interest as it may deem reasonable, provided that the Receiver may borrow money only with the prior consent of the Lender;

                 (F) to sell, lease or dispose of all or any part of such Collateral whether by public or private sale or lease or otherwise in such manner and on such terms as to the Lender may seem commercially reasonable, including, without limitation, terms that provide time for payment or credit, provided that:

                                 (1) the Lender or the  Receiver  will not be
                  required to sell, lease or dispose of such Collateral, but may peaceably and quietly take, hold, use, occupy, possess and enjoy such Collateral, without molestation, eviction, hindrance or interruption by any Borrower or any other person or persons whomsoever;

                                  (2)      the  Lender or the  Receiver  may
                  convey, transfer and assign to a purchaser or purchasers the title to any of such Collateral so sold; and

                                  (3) the  Borrowers  will be  entitled  to be
                  credited with the actual proceeds of any such sale, lease or other disposition only when such proceeds are received by the Lender or the Receiver in cash;

                           (G) to seize, collect, demand, enforce, recover and receive all or any part of the Accounts, and to notify account debtors of the Borrowers to pay such Accounts to the Lender or the Receiver, and to give valid and binding receipts and discharges therefor and in respect thereof, and to compromise all or any part of the Accounts that may seem bad or doubtful to the Lender or the Receiver, and to give time for payment thereof, with or without security;

                           (H) to enjoy and exercise all of the rights and remedies of a secured party under the PPSA;

                           (I) to dispose of all or any part of such Collateral in the condition in which it was on the date possession of it was taken, or after any commercially reasonable repair, processing or preparation for disposition;

                           (J) if such Collateral is perishable, or the Lender or the Receiver believes on reasonable grounds that any part of such Collateral will decline speedily in value, such Collateral is of a type customarily sold on a recognized market, the cost of care and storage of such Collateral is disproportionately large relative to its value, or the Receiver disposes of such Collateral in the course of the Borrowers' business, then the Lender or Receiver may sell or otherwise dispose of any part of such Collateral without giving any notice whatsoever;

                           (K) to commence, continue or defend proceedings in any court of competent jurisdiction in the name of the Lender, the Receiver or any Borrower for the purpose of exercising any of the rights, powers and remedies set out in this subsection 8.09, including the institution of proceedings for the appointment of a receiver, manager or receiver and manager of such Collateral; and

                           (L) at the sole option of the Lender, elect to retain all or any part of such Collateral in satisfaction of the Obligations.

      8.10 Waivers, Non-Exclusive Remedies. No failure on the part of Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

      8.11 Judgment.

                        (A) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any instrument delivered hereunder in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the Original Currency with the Other Currency on the Business Day preceding that on which the payment is made.

                         (B) The obligation of any Borrower with respect to any
sum due from it to the Lender hereunder or under such instrument shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Other Currency, the Lender may, in accordance with normal banking procedures, purchase the Original Currency with the Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, such Borrower agrees to indemnify the Lender against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender agrees to remit to the Borrowers such excess. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of any amount due hereunder or under any judgment or order.

                        9      MISCELLANEOUS

    9.1  Assignments and  Participations.  Lender may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of the Loans, the Commitments or any other interest herein to an Affiliate or to another Person. In the case of an assignment authorized under this subsection 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. Lender shall be relieved of its obligations hereunder with respect to the Commitments or assigned portion thereof. Borrowers hereby acknowledge and agree that any assignment will give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". Lender may furnish any information concerning Borrowers and their respective Subsidiaries in its possession from time to time to assignees and participants (including prospective assignees and participants).

       9.2 Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, Lender, each assignee of Lender's interest, and each participant is hereby authorized by Borrowers at any time or from time to time, without notice to Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of a Borrower or any of its Subsidiaries (regardless of whether such balances are then due to a Borrower or its Subsidiaries) and any other property at any time held or owing by that Lender or assignee to or for the credit or for the account of a Borrower against and on account of any of the Obligations then outstanding; provided, that no participant shall exercise such right without the prior written consent of Lender.

      Borrowers hereby agree, to the fullest extent permitted by law, that any Lender, assignee or participant may exercise its right of setoff with respect to amounts in excess of its pro rata share of the Obligations (or, in the case of a participant, in excess of its pro rata participation interest in the Obligations) and that such Lender, assignee or participant, as the case may be, shall be deemed to have purchased for cash in the amount of such excess, participations in each other Lender's or holder's share of the Obligations.

        9.3 Expenses and Attorneys' Fees. Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to promptly pay all reasonable fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such reasonable fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the
Collateral: (a) reasonable fees, costs and expenses (including reasonable attorneys' fees, allocated costs of internal counsel and reasonable fees of environmental consultants, accountants and other professionals retained by Lender) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) reasonable fees, costs and expenses (including reasonable attorneys' fees, allocated costs of internal counsel and reasonable fees of environmental consultants, accountants and other professionals retained by Lender) incurred in connection with the review, negotiation, preparation, documentation, execution and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements; (c)
reasonable fees, costs and expenses incurred in creating, perfecting and maintaining perfection of Liens in favor of Lender; (d) reasonable fees, costs and expenses incurred in connection with forwarding to Borrowers the proceeds of Loans including Lender's standard wire transfer fee; (e) reasonable fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (f) reasonable fees, costs, expenses (including reasonable attorneys' fees and allocated costs of internal counsel) and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrowers or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

      9.4 Indemnity. In addition to the payment of expenses pursuant to subsection 9.3, whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to indemnify, pay and hold Lender, and the officers, directors, employees, agents, consultants, auditors, persons engaged by Lender to evaluate or monitor the Collateral, affiliates and attorneys of Lender and such holders (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by Lender, Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the "Indemnified Liabilities"); provided that Borrowers shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

       9.5   Amendments   and   Waivers.   No   amendment,    modification,
termination or waiver of any provision of this Agreement or of the other Loan Documents, or consent to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrowers. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

       9.6 Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Chicago time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.


   If to Borrowers:                            Editek, Inc.
                                               1238 Anthony Road
                                               Burlington, North Carolina  27215
                                               Attention: President
                                               Telecopy No.: (910) 229-4471

    With a copy to:                        Petree Stockton, L.L.P.
                                           4101 Lake Boone Trail, Suite 400
                                           Raleigh, North Carolina  27607-6519
                                           Attention: James F. Verdonik
                                           Telecopy No.: (919) 420-1800


     If to Lender:                          HELLER FINANCIAL, INC.
                                            Attn:  HBC Portfolio Manager
                                            500 West Monroe Street
                                            Chicago, Illinois 60661
                                            Telecopy No.: (312) 441-6969

     With a copy to:                         HELLER FINANCIAL, INC.
                                             Attn:  Legal Department
                                             500 West Monroe Street
                                             Chicago, Illinois 60661
                                             Telecopy No. (312) 441-7367

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 9.6.

      9.7 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 9.3 and 9.4 shall survive the payment of the Loans and the termination of this Agreement.

      9.8 Indulgence Not Waiver. No failure or delay on the part of Lender in the exercise of any power, right or privilege shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     9.9 Marshaling; Payments Set Aside. Lender shall not be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Lender or Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      9.10 Entire Agreement. This Agreement, the Term Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

      9.11 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

      9.12 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents or of such provision or obligation in any other jurisdiction.

       9.13 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

       9.14  APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL
BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      9.15 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrowers may not assign their rights or obligations hereunder without the prior written consent of Lender.

     9.16   No Fiduciary Relationship; Limitation of Liabilities.

                           (A)       No provision in this  Agreement or in any
of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Lender to Borrowers.

                           (B)       Neither Lender, nor any affiliate, officer,
director, shareholder, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrowers hereby waive, release, and agree not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrowers in connection with, arising out of, or in any way related to, this Agreement
or   any   of the   other   Loan  Documents,  or   any   of   the
transactions contemplated by this Agreement or any of the other Loan Documents. Borrowers hereby waive, release, and agree not to sue Lender or any of Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

      9.17 CONSENT TO JURISDICTION. EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TERM NOTES OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE TERM NOTES, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS.

       9.18 WAIVER OF JURY TRIAL. EACH BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE TERM NOTES OR THE OTHER LOAN DOCUMENTS. BORROWERS AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE TERM NOTES AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWERS AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

       9.19 Construction. Each Borrower and Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrowers and Lender.

          9.20  Counterparts;    Effectiveness.   This   Agreement   and   any
amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

          9.21 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrowers or any of any Borrower's shareholders or any other Person.

          9.22 Confidentiality. Lender shall hold all nonpublic information identified as such by Borrowers in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices and in any event may make disclosure reasonably required by a bona fide offeree or assignee (or participation), or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this Section 9.22. In no event shall Lender be obligated or required to return any materials furnished by Borrowers; provided, however, each Offeree shall be required to agree that if it does not become a assignee (or participant) it shall return all materials furnished to it by Borrowers in connection herewith.





                      [Signatures appear on following page]

         Loan and Security Agreement - Signature Page


         Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                                                 HELLER FINANCIAL, INC.


                                                  By:

                                                  Title:

                                                  EDITEK, INC.

                                                  By:

                                                  Title:

                                                  FEIN:


                                                  PSYCHIATRIC DIAGNOSTIC
                                                  LABORATORIES OF AMERICA, INC.

                                                   By:

                                                   Title:

                                                   FEIN:


                                                   DIAGNOSTIX, INC.

                                                   By:

                                                   Title:

                                                   FEIN:

                           LOAN AND SECURITY AGREEMENT

                          DATED AS OF JANUARY ___, 1996

                                     between

                                  EDITEK, INC.
              PSYCHIATRIC DIAGNOSTIC LABORATORIES OF AMERICA, INC.
                                DIAGNOSTIX, INC.

                                  as Borrowers

                                       and

                             HELLER FINANCIAL, INC.

                                    as Lender

                                TABLE OF CONTENTS


         SECTION 1  DEFINITIONS

         1.1      Certain Defined Terms......................................  1
         1.2      Accounting Terms........................................... 11
         1.3      Other Definitional Provisions.............................. 12

         SECTION 2  LOANS AND COLLATERAL

         2.1      Loans...................................................... 12
                  (A)(1)   Term Loan A....................................... 12
                  (A)(2)   Term Loan B....................................... 13
                  (B)      Revolving Loan...................     ............ 14
                  (C)      Eligible Collateral...................   ......... 15
                  (D)      Borrowing Mechanics............................... 17
                  (E)      Term Notes........................................ 18
                  (F)      Evidence of Revolving Loan Obligations............ 18
         2.2      Interest................................................... 18
                  (A)      Rate of Interest......................... ........ 18
                  (B)      Computation and Payment of Interest............... 18
                  (C)      Interest Laws..................................... 18
         2.3      Fees....................................................... 19
                  (A)      Closing Fee....................................... 19
                  (B)      Unused Line Fee................................... 19
                  (C)      Prepayment Fees..................................  19
                  (D)      Collateral Monitoring Fee......................... 20
                  (E)      Audit Fees........................................ 20
                  (F)      Other Fees and Expenses........................... 20
         2.4      Payments and Prepayments................................... 20
                  (A)      Manner and Time of Payment........................ 20
                  (B)      Mandatory Prepayments............................. 21
                           (1)      Overadvance.............................. 21
                           (2)      Proceeds of Asset Dispositions........... 21
                           (3)      Prepayments from Excess Cash Flow........ 21
                  (C)      Voluntary Prepayments and Repayments.............  21
                  (D)      Payments on Business Days......................... 22
         2.5      Term of this Agreement..................................... 22
         2.6      Statements................................................. 22
         2.7      Grant of Security Interest................................. 22
         2.8      Capital Adequacy and Other Adjustments..................... 23

                  (A)      No Deductions..................................... 23
                  (B)      Changes in Tax Laws............................... 23

         SECTION 3  CONDITIONS TO LOANS

         3.1      Conditions to Loans........................................ 24
                  (A)      Closing Deliveries................................ 24
                  (B)      Security Interests................................ 24
                  (C)      Closing Date Availability......................... 24
                  (D)      Representations and Warranties.................... 24
                  (E)      Fees.............................................. 25
                  (F)      No Default........................................ 25
                  (G)      Performance of Agreements......................... 25
                  (H)      No Prohibition.................................... 25
                  (I)      No Litigation..................................... 25
                  (J)      Issuance of Preferred Stock....................... 25
                  (K)      MedTox Acquisition................................ 25

         SECTION 4  BORROWERS' REPRESENTATIONS AND WARRANTIES

         4.1      Organization, Powers, Capitalization....................... 26
                  (A)      Organization and Powers........................... 26
                  (B)      Capitalization.................................... 26
         4.2      Authorization of Borrowing, No Conflict................ ... 26
         4.3      Financial Condition........................................ 27
         4.4      Indebtedness and Liabilities............................... 27
         4.5      Account Warranties......................................... 27
         4.6      Names...................................................... 27
         4.7      Locations; FEIN............................................ 27
         4.8      Title to Properties; Liens................................. 27
         4.9      Litigation; Adverse Facts.................................. 28
         4.10     Payment of Taxes........................................... 28
         4.11     Performance of Agreements.................................. 28
         4.12     Employee Benefit Plans..................................... 28
         4.13     Intellectual Property...................................... 28
         4.14     Broker's Fees.............................................. 29
         4.15     Environmental Compliance................................... 29
         4.16     Solvency................................................... 29
         4.17     Disclosure................................................. 29
         4.18     Insurance.................................................. 29
         4.19     Compliance with Laws....................................... 30
         4.20     Bank Accounts.............................................. 30

         4.21     Subsidiaries............................................... 30
         4.22     Employee Matters........................................  . 30
         4.23     Governmental Regulation.....................................30

         SECTION 5  AFFIRMATIVE COVENANTS

         5.1      Financial Statements and Other Reports..................... 31
                  (A)      Monthly Financials................................ 31
                  (B)      Quarterly Financials.............................. 31
                  (C)      Year-End Financials............................... 31
                  (D)      Accountants' Certification and Reports............ 32
                  (E)      Compliance Certificate............................ 32
                  (F)      Borrowing Base Certificates, Registers and
                           Journals.......................................... 32
                  (G)      Management Report........................... ..... 33
                  (H)      Appraisals........................................ 33
                  (I)      Government Notices................................ 33
                  (J)      Events of Default, etc............................ 34
                  (K)      Trade Names....................................... 34
                  (L)      Locations......................................... 34
                  (M)      Bank Accounts..................................... 34
                  (N)      Litigation........................................ 34
                  (O)      Projections....................................... 34
                  (P)      Preferred Stock and Indebtedness Notice........... 34
                  (Q)      Other Information................................. 35
                  (R)      Opening Balance Sheet............................. 35
         5.2      Access to Accountants...................................... 35
         5.3      Inspection................................................. 35
         5.4      Collateral Records......................................... 35
         5.5      Account Covenants; Verification............................ 35
         5.6      Collection of Accounts and Payments........................ 36
         5.7      Endorsement................................................ 36
         5.8      Corporate Existence........................................ 36
         5.9      Payment of Taxes........................................... 36
         5.10     Maintenance of Properties; Insurance....................... 37
         5.11     Compliance with Laws....................................... 37
         5.12     Further Assurances......................................... 37
         5.13     Collateral Locations....................................... 37
         5.14     Bailees.................................................... 38
         5.15     Use of Proceeds and Margin Security........................ 38

         SECTION 6  FINANCIAL COVENANTS

         6.1      Tangible Net Worth......................................... 38
         6.2      Minimum EBITDA............................................. 39
         6.3      Ratio of Indebtedness to Tangible Net Worth................ 39
         6.4      Capital Expenditure Limits................................. 40

         6.5      Fixed Charge Coverage...................................... 40
         6.6      Interest Coverage.......................................... 40

         SECTION 7  NEGATIVE COVENANTS

         7.1      Indebtedness and Liabilities............................... 41
         7.2      Guaranties................................................. 42
         7.3      Transfers, Liens and Related Matters....................... 42
                  (A)      Transfers......................................... 42
                  (B)      Liens............................................. 42
                  (C)      No Negative Pledges............................... 42
                  (D)      No Restrictions on Subsidiary Distributions to
                           Borrowers......................................... 42
         7.4      Investments and Loans...................................... 43
         7.5      Restricted Junior Payments................................. 43
         7.6      Restriction on Fundamental Changes......................... 43
         7.7      Changes Relating to Preferred Stock........................ 44
         7.8      Transactions with Affiliates............................... 44
         7.9      Environmental Liabilities.................................. 44
         7.10     Conduct of Business........................................ 44
         7.11     Compliance with ERISA...................................... 44
         7.12     Tax Consolidations......................................... 44
         7.13     Subsidiaries............................................... 44
         7.14     Fiscal Year................................................ 44
         7.15     Press Release; Public Offering Materials................... 45
         7.16     Bank Accounts.............................................. 45

         SECTION 8  DEFAULT, RIGHTS AND REMEDIES

         8.1      Event of Default........................................... 45
                  (A)      Payment........................................... 45
                  (B)      Default in Other Agreements....................... 45
                  (C)      Breach of Certain Provisions...................... 45
                  (D)      Breach of Warranty................................ 45
                  (E)      Other Defaults Under Loan Documents............... 45
                  (F)      Change in Control................................. 46
                  (G)      Involuntary Bankruptcy; Appointment of
                           Receiver, etc..................................... 46
                  (H)      Voluntary Bankruptcy; Appointment of
                           Receiver, etc..................................... 46
                  (I)      Liens............................................. 46
                  (J)      Judgment and Attachments.......................... 46
                  (K)      Dissolution....................................... 47
                  (L)      Solvency.......................................... 47
                  (M)      Injunction........................................ 47

                  (N)      Invalidity of Loan Documents...................... 47
                  (O)      Failure of Security............................... 47
                  (P)      Damage, Strike, Casualty.......................... 47
                  (Q)      Licenses and Permits.............................. 47
                  (R)      Forfeiture........................................ 47
         8.2      Suspension of Commitments.................................. 48
         8.3      Acceleration............................................... 48
         8.4      Remedies................................................... 48
         8.5      Appointment of Attorney-in-Fact............................ 49
         8.6      Limitation on Duty of Lender with Respect to Collateral.... 49
         8.7      Application of Proceeds.................................... 49
         8.8      License of Intellectual Property........................... 50
         8.9      Canadian Remedies.......................................... 50
         8.10     Waivers, Non-Exclusive Remedies............................ 52
         8.11     Judgment................................................... 52

         SECTION 9  MISCELLANEOUS

         9.1      Assignments and Participations..............................53
         9.2      Set Off.................................................... 53
         9.3      Expenses and Attorneys' Fees............................... 53
         9.4      Indemnity.................................................. 54
         9.5      Amendments and Waivers..................................... 55
         9.6      Notices.................................................... 55
         9.7      Survival of Warranties and Certain Agreements.............. 56
         9.8      Indulgence Not Waiver...................................... 56
         9.9      Marshaling; Payments Set Aside............................. 56
         9.10     Entire Agreement........................................... 56
         9.11     Independence of Covenants.................................. 56
         9.12     Severability............................................... 56
         9.13     Headings................................................... 57
         9.14     APPLICABLE LAW............................................. 57
         9.15     Successors and Assigns..................................... 57
         9.16     No Fiduciary Relationship; Limitation of Liabilities....... 57
         9.17     CONSENT TO JURISDICTION.................................... 57
         9.18     WAIVER OF JURY TRIAL....................................... 58
         9.19     Construction............................................... 58
         9.20     Counterparts; Effectiveness................................ 58
         9.21     No Duty.................................................... 58
         9.22     Confidentiality............................................ 58

                                    EXHIBITS

A                 Borrowing Base Certificate
B                 Compliance Certificate


                                    SCHEDULES

1.1(A)   Other Liens
1.1(B)   Pro Forma
3.1(A)   List of Closing Documents
4.1(B)   Capitalization of Loan Parties
4.6               Trade Names (Present and Past Five Years)
4.7 Location of Principal Place of Business, Books and Records and Collateral
4.13              Intellectual Property
4.14              Brokers Fees
4.20              Bank Accounts
4.21              Subsidiaries
4.22              Employee Matters
7.1               Existing Indebtedness

                                    EXHIBIT B

                        [FORM OF COMPLIANCE CERTIFICATE]

                                              _________________, 19___

Heller Business Credit
500 West Monroe Street
Chicago, Illinois  60661

         Re:      Compliance Certificate for EDITEK and Subsidiaries

Ladies and Gentlemen:

         This certificate is given in accordance with subsection 5.1(E) of that certain Loan and Security Agreement dated as of January ___, 1996 by and between EDITEK, Inc., Psychiatric Diagnostic Laboratories of America, Inc. and DiAgnostix, Inc. ("Borrowers") and Heller Financial, Inc. (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Loan Agreement. I hereby certify that:

         (a) I am the [Chief Executive Officer] [Chief Financial Officer] of Editek;

         (b) The enclosed consolidated and consolidating balance sheets, income statements and cash flow statements of Borrowers and their respective Subsidiaries fairly present the consolidated and consolidating financial condition of Borrowers and their respective Subsidiaries as of the dates indicated, and I have reviewed such statements in preparing this certificate;

         (c) I have reviewed the terms of the Loan Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of Borrowers during the accounting period covered by the enclosed financial statements;

         (d) The examination in paragraph (c) did not disclose and I have no knowledge of the existence of any condition or event that constitutes a Default or an Event of Default as of the date of this certificate except as set forth below.

                  Described below (or in a separate attachment hereto) are the exceptions, if any, to paragraph (d), listing in detail, the nature of the condition or event, the period during

                  which it has existed and the  action  which   Borrowers   have
                  taken, are taking or propose to take with respect to each such condition or event:

                  _____________________________________________________________
                  _____________________________________________________________
                  _____________________________________________________________

         (e) Except as disclosed in paragraph (d) above, Borrowers are in compliance with the financial covenants contained in Section 6 of the Loan Agreement, as detailed in the worksheet attached as Schedule I.

         The foregoing certifications and the financial statements delivered with this Certificate in support hereof are made and delivered this _____ day of _____________, 19___.

                                                     Name:
                                                     Title:

                                   SCHEDULE I

                          COVENANT COMPLIANCE WORKSHEET

Based upon financial statements dated: _________________________, 19___


1.     TANGIBLE NET WORTH (ss.6.1)

       (A)    Net Worth                                                 $

less   (B)   Intangible Assets (including patents,                      $
             trademarks and trade names)

plus   (C)   Patents, Trademarks and Trade Names                        $
             (up to $2,000,000)

less   (D)   prepaid expenses                                           $

less   (E)   Affiliate obligations                                      $

less   (F)   loans to officers, stockholders

                   or employees                                         $

TANGIBLE NET WORTH (A - B - C - D - E)                                  $

Required TANGIBLE NET WORTH                                             $

                           COMPLIANCE

                         YES          NO

2.      EBITDA (ss.6.2) - Editek and diAGnostix

       (A)    net income                                                $

plus   (B)   to the extent included in the calculation of net           $
             income, income and franchise taxes paid or accrued

plus   (C)   to the extent included in the calculation of net           $
             income, Interest Expense, net of interest
             income, paid or accrued
plus   (D)   to the extent included in the calculation of net           $
             income, amortization and depreciation

plus   (E)   to the extent included in the calculation of net           $
             income, other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business)

less   (F)   to the extent included in the calculation of net           $
             income, the income of any Person in which a Borrower has an ownership interest unless such income is received by a Borrower in a cash distribution

less   (G)   to the extent included in the calculation of net           $
             income, gains or losses from sales or other dispositions of assets, other than gains or losses from sales or other dispositions of Inventories in the normal course of business

less   (H)   to the extent included in the calculation of net           $
             income, other extraordinary or non-recurring gains, but not net of extraordinary or non-recurring "cash" losses

EBITDA (A + B + C + D + E - F - G - H)                                  $

less   Registration Payments                                            $

=      EBITDA - Registration Payments                                   $

Required EBITDA - Registration Payments                                 $


                                COMPLIANCE

                             YES          NO

3.      EBITDA (ss.6.2) - PDLA

       (A)    net income                                                $

plus   (B)   to the extent included in the calculation of net           $
             income, income and franchise taxes paid or accrued

plus   (C)   to the extent included in the calculation of net           $
             income, Interest Expense, net of interest income, paid or accrued

plus   (D)   to the extent included in the calculation of net           $
             income, amortization and depreciation

plus   (E)   to the extent included in the calculation of net           $
             income, other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business)

less   (F)   to the extent included in the calculation of net           $
             income, the income of any Person in which a Borrower has an ownership interest unless such income is received by a Borrower in a cash distribution

less   (G)   to the extent included in the calculation of net           $
             income, gains or losses from sales or other dispositions of assets, other than gains or losses from sales or other dispositions of Inventories in the normal course of business

less   (H)   to the extent included in the calculation of net           $
             income, other extraordinary or non-recurring gains, but not net of extraordinary or non-recurring "cash" losses

EBITDA (A + B + C + D + E - F - G - H)                                  $

less   Registration Payments                                            $

=      EBITDA - Registration Payments                                   $

Required EBITDA - Registration Payments                                 $


                                 COMPLIANCE

                               YES          NO

4.      EBITDA (ss.6.2) - Consolidated

       (A)    net income                                                $

plus   (B)   to the extent included in the calculation of net           $
             income, income and franchise taxes paid or accrued

plus   (C)   to the extent included in the calculation of net           $
             income, Interest Expense, net of interest income, paid or accrued

plus   (D)   to the extent included in the calculation of net           $
             income, amortization and depreciation

plus   (E)   to the extent included in the calculation of net           $
             income, other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business)

less   (F)   to the extent included in the calculation of net           $
             income, the income of any Person in which a Borrower has an ownership interest unless such income is received by a Borrower in a cash distribution

less   (G)   to the extent included in the calculation of net           $
             income, gains or losses from sales or other dispositions of assets, other than gains or losses from sales or other dispositions of Inventories in the normal course of business

less   (H)   to the extent included in the calculation of net           $
             income, other extraordinary or non-recurring gains, but not net of extraordinary or non-recurring "cash" losses

EBITDA (A + B + C + D + E - F - G - H)                                  $

less   Registration Payments                                            $

=      EBITDA - Registration Payments                                   $

Required EBITDA - Registration Payments                                 $

                                COMPLIANCE

                              YES          NO

     5.    RATIO OF INDEBTEDNESS TO TANGIBLE NET WORTH (ss.6.3)

             (A) Indebtedness                                           $

             (B) Tangible Net Worth                                     $

INDEBTEDNESS TO TANGIBLE NET WORTH (A / B :1)

Required INDEBTEDNESS TO TANGIBLE NET WORTH

                           COMPLIANCE

                         YES          NO

     6.    CAPITAL EXPENDITURES (ss.6.5)

     Capital   Expenditures   (excluding   trade-ins   and   excluding   Capital
     Expenditures in respect of replacement assets to the extent funded with casualty insurance proceeds)

     for Fiscal Year ended _______________, 19___                       $


CAPITAL EXPENDITURE Limit:                                              $

                          COMPLIANCE

                       YES          NO

5.     FIXED CHARGE COVERAGE (ss.6.6)


       (A)    Sum of:

             (i)    EBITDA for Period                                   $
       less  (ii)  Capital Expenditures                                 $

       less  (iii) Registration Payments                                $

       =   Operating Cash Flow                                          $

       (B)    Fixed Charges for Period                                  $

FIXED CHARGE COVERAGE (A / B)

Required FIXED CHARGE COVERAGE

                         COMPLIANCE

                       YES          NO

5.     INTEREST COVERAGE (ss.6.7)

       (C)    Sum of:

             (i)    EBITDA for Period                                   $

       less  (ii)  Capital Expenditures                                 $

       less  (iii) Registration Payments                                $

       =   Operating Cash Flow                                          $

       (D)    Interest Expenses for Period                              $

INTEREST COVERAGE (A / B)

Required INTEREST COVERAGE

                              COMPLIANCE

                           YES          NO



                                         Schedule 1.1(A)

                                         Permitted Liens


Debtor              Secured Party                 Jurisdiction       Collateral
MedTox              Hewlett-Packard               Minnesota          See item 1
MedTox              Hewlett-Packard               Minnesota          See item 2
MedTox              Hewlett-Packard               Minnesota          See item 3
MedTox              Hewlett-Packard               Minnesota          See item 6
MedTox              SYVA Co.                      Minnesota          See item 7
MedTox              SYVA Co.                      Minnesota          See item 8
MedTox              Hewlett-Packard               Minnesota          See item 9
Psychiatric         First Wisconsin National      New Jersey         See item 12
Diagnostic          Bank of Milwaukee
Laboratories        First Wisconsin National      New Jersey         See item 13
Princeton           Bank of Milwaukee
Diagnostic
Laboratories
Editek              Graybar Financial Services    Alamance           See item 14
                                                  County
Psychiatric         SYVA Co.                      New Jersey         See item 20
Diagnostic Lab
Psychiatric         SYVA Co.                      New Jersey         See item 21
Diagnostic Lab
Editek              Graybar Financial Services    North Carolina     See item 26

                                         Schedule 1.1(B)

                                            Pro Forma


               Attached is a copy of the unaudited consolidated balance sheet of Borrowers after giving effect to the MedTox Acquisition.

                                         Schedule 3.1(A)

                                    List of Closing Documents

                                         Schedule 4.1(B)


I.     Capitalization of Borrowers and Affiliates


A.     Editek, Inc.

       The authorized capital stock of Editek, Inc. consists of 31,000,000 shares of which 30,000,000 are designated common stock, $0.15 par value and 1,000,000 are designated preferred stock, $1.00 par value. As of the Closing, 10,440,083 shares of common stock and 240 shares of preferred stock are outstanding.


B.     diAGnostix, Inc.

       The authorized capital stock of diAGnostix, Inc. consists of 7,500,000 shares of common stock, $0.01 par value, of which 1,000 shares are issued and outstanding and are owned by Editek, Inc.


C.     Princeton Diagnostic Laboratories of America, Inc.

       The authorized capital stock of Princeton Diagnostic Laboratories of America, Inc. consists of 7,500,000 shares of common stock, $0.01 par value, of which 500 shares are issued and outstanding and are owned by Editek, Inc.


D.     Psychiatric Diagnostic Laboratories of America, Inc.

       The authorized capital stock of Psychiatric Diagnostic Laboratories of America, Inc. consists of 256,000 shares of which 250,000 shares are designated common stock, $0.004 par value and 6,000 shares are designated preferred stock, no par value. As of the closing, 500 shares of common stock are issued and outstanding and are owned by Princeton Diagnostic Laboratories of America, Inc. No shares of preferred stock are outstanding.


E.     National Consortium For A Drug-Free Workplace, Inc.

       The authorized capital stock of National Consortium For A
       Drug-Free Workplace, Inc. consists of 100 shares of common stock, $0.01 par value, of which 50 shares are issued and outstanding and are owned by Princeton Diagnostics Laboratories of America, Inc.

II. Outstanding Conversion Rights, Options, Warrants for Purchase of Capital Stock of Borrowers and Affiliates

A.     EDITEK, Inc.

       Outstanding options to purchase an aggregate of 449,406 shares of Common Stock pursuant to awards under the EDITEK, Inc. 1983 Incentive Stock Option Plan.

       Outstanding options to purchase an aggregate of 47,864 shares of Common Stock pursuant to awards under the EDITEK, Inc. Amended and Restated Stock Option Plan for Non-Employee Directors.

       Outstanding option to purchase 7,760 shares of Common Stock pursuant to Stock Option Agreement dated January 14, 1993 between EDITEK, Inc. and Mark D. Dibner.

       Outstanding subscriptions to purchase an aggregate of 5,446 shares of Common Stock pursuant to awards under the EDITEK, Inc. Qualified Employee Stock Purchase Plan.

       Outstanding options to purchase an aggregate of 33,333 shares of Common Stock pursuant to nonqualified stock option agreements between EDITEK, Inc. and James D. Skinner.

       Outstanding options to purchase an aggregate of 721,289 shares of Common Stock pursuant to awards under the EDITEK, Inc. Amended and Restated Equity Compensation Plan.

       Stock Purchase Warrants to purchase an aggregate of 473,229 shares of Common Stock.

B.     diAGnostix, Inc.

       None.

C.     Princeton Diagnostic Laboratories of America, Inc.

       None.

D.     Psychiatric Diagnostic Laboratories of America, Inc.

       None.

E.     National Consortium For A Drug-Free Workplace, Inc.

       None.

                                          Schedule 4.6


                            Trade Names (Present and Past Five Years)


                                              NONE

                                          Schedule 4.7

                         Location of Principal Place of Business, Books
                                   and Records and Collateral


A.     Editek, Inc.

       Corporate headquarters, research and development, operations and administrative functions are located in the NOVA building at 1238 Anthony Road, Burlington, North Carolina 27215.

       Editek also leases laboratory space and land for its Granite Hall Laboratory Animal Facility in Warrenton, North Carolina. The address for the facility is Route 1, Box 110-S, Warrenton, North Carolina 27589.

B.     Princeton Diagnostic Laboratories of America, Inc.

       Corporate headquarters are located at the NOVA building at 1238 Anthony Road, Burlington, North Carolina 27215.

C.     Psychiatric Diagnostic Laboratories of America, Inc.

       Laboratory testing facility including administrative functions are located at 100 Corporate Court, South Plainfield, New Jersey 07080.

       The leases assumed by Psychiatric Diagnostic Laboratories of America, Inc., pursuant to the MedTox acquisition are as follows:

       Location                                         Description

       402 West County Road D                     Primary laboratory location
       St. Paul, Minnesota  55112                 and administrative
                                                  offices

       8600 West Catalpa Avenue                   Facility empty
       Chicago, Illinois  60656

       109 West Dudleytown Road                   Service center, local client
       Bloomfield, Connecticut  06002             service and courier service

       6160 Variel Avenue                         Subleased premises to
       Woodland Hills, California  91367          TOXWORX Laboratories

                                          Schedule 4.7
                                           (continued)



D.     diAGnostix, Inc.

       Warehouse and administrative functions located at 5730 Coopers Avenue, Unit #27, Mississauga, Ontario Canada L4Z 2E9.


E.     National Consortium For A Drug-Free Workplace, Inc.

       Administrative facilities located at 100 Corporate Court, South Plainfield, New Jersey 07080.

                                          Schedule 4.13

                                      Intellectual Property


A. The following patents are owned by Editek. The other Borrowers do not own any patents.

                                                  Patent
Jurisdiction    Patent Name                       Number      Issue Date

U.S.          Rapid Radioimmunoassay              4,399,229    08/16/83
              Product and Method of Making
              and Using Same
U.S.          Rotary Fluid Manipulator            4,938,927    07/03/90
U.S.          Rotary Fluid Manipulator            5,141,875    08/25/92
U.S.          Test Kit For Determining The        4,900,663    02/13/90
              Presence of Organic Materials
              and Method of Utilizing Same
U.S.          Test Kit For Determining The        5,240,844    08/31/93
              Presence of Organic Materials
              and Method of Utilizing Same
U.S.          Suspension Liquid Separator         4,696,797    09/29/87
U.S.          Multi-Layered Test Card For         5,202,268    04/13/93
              The Determination of Substances
              In Liquids
U.S.          Devise For Analysis For             5,435,970    07/25/95
              Constituents In Biological Fluids
U.S.          Animal Cage and Method              4,593,650    06/10/86
U.S.          Method For Preserving Plated        4,709,819    12/01/87
              Media and Products
Australia     Test Kit - Original                   594,942    09/13/85
Australia     Test Kit - Bi-Directional Flow        608,956    03/14/88
              Continuation
Australia     Suspension Liquid Separator           586,849    04/15/85
Belgium       Test Kit - Original                   904,484    03/25/86

                                                   Patent
Jurisdiction     Patent Name                       Number      Issue Date
Belgium          Test Kit - Bi-Directional Flow    0 333 286   03/13/89
                 Continuation
Belgium          Suspension Liquid Separator       Pending     Pending
Canada           Test Kit - Original               1,258,626   08/22/89
Canada           Test Kit - Bi-Directional Flow    Pending     Pending
                 Continuation
Canada           Suspension Liquid Separator       1,271,709   07/17/90
Canada           Multi-Layered Test Card           Pending     Pending
France           Test Kit - Original               2,587,488   04/03/86
France           Test Kit - Bi-Directional Flow    0 333 286   03/13/89
                 Continuation
France           Suspension Liquid Separator       904,484     03/25/86
France           Multi-Layered Test Card           Pending     Pending
Germany          Test Kit - Original               3,606,124   02/26/86
Germany          Test Kit - Bi-Directional Flow    689 19 103  03/13/89
                 Continuation
Germany          Suspension Liquid Separator       Pending     Pending
Germany          Multi-Layered Test Card           Pending     Pending
G. Britain       Test Kit - Original               2,180,645   12/28/89
G. Britain       Test Kit - Bi-Directional Flow    0 333 286   03/13/89
                 Continuation
G. Britain       Suspension Liquid Separator       2,181,662   06/21/89
G. Britain       Multi-Layered Test Card           Pending     Pending
Holland          Test Kit - Original               Pending     Pending
Holland          Test Kit - Bi-Directional Flow    0 333 286   03/13/89
                 Continuation
Holland          Suspension Liquid Separator       Pending     Pending
Holland          Multi-Layered Test Card           Pending     Pending
Italy            Test Kit - Original               1,190,191   02/16/88

                                                   Patent
Jurisdiction       Patent Name                     Number      Issue Date
Italy            Test Kit - Bi-Directional Flow    0 333 286   03/13/89
                 Continuation
Italy            Suspension Liquid Separator       1,190,204   02/16/88
Italy            Multi-Layered Test Card           Pending     Pending
Japan            Test Kit - Original               Pending     Pending
Japan            Test Kit - Bi-Directional Flow    Pending     Pending
                 Continuation
Japan            Suspension Liquid Separator       1916522     03/23/95
Japan            Multi-Layered Test Card           Pending     Pending
Sweden           Test Kit - Original               86,004,546  04/08/93
Sweden           Test Kit - Bi-Directional Flow    0 333 286   03/13/89
                 Continuation
Sweden           Suspension Liquid Separator       86,000,197  04/15/85
Sweden           Multi-Layered Test Card           Pending     Pending
Switzerland      Test Kit - Original               671,467     02/27/86
Switzerland      Test Kit - Bi-Directional Flow    0 333 286   03/13/89
                 Continuation
Switzerland      Suspension Liquid Separator       671,343     02/15/86
Luxembourg       Multi-Layered Test Card           Pending     Pending

                                          Schedule 4.13
                                           (continued)



B.     The following trademarks are owned by Editek:


Trade Mark             Registration Number            Registration Date
EDITEK                     1,879,044                       02/14/95
BIOMAN                       363,506                       11/10/89
LOGO                       1,374,423                       12/10/85
QUIK-CARD                  1,387,168                       03/25/86
EZ-SCREEN                  1,412,788                       10/14/86
DAIRISCREEN                1,629,710                       01/01/91
DAIRYSCREEN                1,629,709                       01/01/91
VERDICT                    1,771,281                       05/18/93
PREDICT                    1,877,141                       01/31/95
RECON                      1,847,306                       07/26/94
EZ-QUANT                   1,917,508                       09/12/95

B.     The following trademarks are owned by Princeton.

Trade Mark             Registration Number            Registration Date
PDLA                       1,477,191                       02/16/88

C. The following trademarks are owned by PDLA. The other Borrowers do not own any trademarks.

Trade Mark             Registration Number            Registration Date
MEDTOX                     1,542,034                      05/30/89

                                          Schedule 4.14

                                          Broker's Fees


Pursuant to the issuance of the Convertible Preferred Stock, Shoreline Pacific, The Institutional Division of Financial West Group, will be paid 6% of the gross proceeds in cash and will be issued warrants to purchase shares of common stock of Editek, Inc., having a fair market value and aggregate exercise price equal to 8% of the gross proceeds.

Interstate Johnson Lane will be paid a commission of $122,000 at the closing.

                                          Schedule 4.20

                                          Bank Accounts



Psychiatric Diagnostic Laboratories of America, Inc.

First Fidelity - New Jersey

Account Number:  508-006533-1 (operating account)
Account Number:  508-005627-1 (payroll account)
Account Number:  3000397418 (blocked account)

Norwest - M.N.

Account Number:  3973656691 (operating account)
Account Number:  3973656552 (payroll account)
Account Number:  3973656616 (blocked account)


Editek, Inc.

First Union National Bank of N.C.

Account Number:       2000000009889 (payroll account)
Account Number:       2000000009892 (operating account)
Account Number:       2000000706674 (money market account)
Account Number:       2000000706645 (flexible benefits account)
Account Number:       2000000034825 (401(k) account)
Account Number:       2000000734905 (blocked account)


diAGnostix, Inc.

The Toronto-Dominion Bank

Account Number:       0566 7302749 (operating account)
Account Number:       0566 0314541 (payroll account)



Princeton Diagnostic Laboratories of America, Inc. and National
Consortium For A Drug- Free Workplace, Inc. do not have any bank accounts.

                                          Schedule 4.21

                                          Subsidiaries



Editek, Inc. owns all of the issued and outstanding stock of: (i)
Princeton Diagnostic Laboratories of America, Inc., a Delaware corporation; and (ii) diAGnostix, Inc., a Delaware corporation.

Princeton Diagnostic Laboratories of America, Inc., in turn, owns all of the issued and outstanding stock of: (i) Psychiatric Diagnostic Laboratories of America, Inc., a Delaware corporation; and (ii) National Consortium For A Drug-Free Workplace, Inc., a Delaware corporation. National Consortium For A Drug-Free Workplace, Inc. has no assets.

                                          Schedule 4.22

                                        Employee Matters

A.     Employment and Other Contracts

       1.      Editek, Inc.

               a. Employment Agreement with James Skinner, dated on or about January 25, 1996;

               b. Employment Agreement with Peter Heath, dated on or about January 25, 1996;

               c. Employment Agreement with Michael Terretti, dated on or about January 25, 1996; and

               d. Severance Agreement with James S. Arrington, dated on or about January 25, 1996.


       2.      Princeton Diagnostic Laboratories of America, Inc.

               NONE


       3.      Psychiatric Diagnostic Laboratories of America, Inc.

               a. Letter dated February 15, 1995 regarding the employment of Dr. Lawrence J. Felice;

               b. Employment Agreement with Harry G. McCoy, dated on or about January 25, 1996;

               c. Employment Agreement with D. Gary Hemphill, dated on or about January 25, 1996;

               d. Employment Agreement with Jennifer S. Collins, dated on or about January 25, 1996;

               e. Employment Agreement with Jacquelyn L. Heytens, dated January 25, 1996;

               f. Employment Agreement with Susan E. Puskas, dated on or about January 25, 1996;

               g. Employment Agreement with Barbara S. Mayer, dated on or about January 25, 1996; and

                                          Schedule 4.22
                                           (continued)

               h. Employment Agreement with Gregory A. Lowery, dated on or about January 25, 1996.


       4.      diAGnostix, Inc.

               NONE


       5.      National Consortium For A Drug-Free Workplace, Inc.

               NONE

                                          Schedule 7.1

                                      Existing Indebtedness


Editek, Inc.

North Carolina Biotechnology                              $ 62,834.75
Center (NCBC) Promissory Note
due August 15, 1996

Novamann International, Final                               14,497.85
payment due for purchase of
Bioman Products, Inc.

Dr. Samuel C. Powell, 90 Day                               100,000.00
Note due March 17, 1996
(Unsecured loan made by Dr.
Powell to provide operating funds
prior to recently completed private
placement)

First Union National Bank of NC,                            15,700.00    (est)
Promissory Note secured by
1996 Ford Pickup Truck, Serial #
1FTEF15Y3TLA11649
                                                          $193,032.60



Psychiatric Diagnostic Laboratories of America, Inc.

Norwest Loan #031597                                      $407,853.27 (to be paid at 1/29/96 closing)
Norwest Loan #033095                                       437,463.95 (to be paid at 1/29/96 closing)
Norwest Equipment Loans                                    368,906.20 (to be paid at 1/29/96 closing)

                                                        $1,214,223.42
                                                           __________

                                                        $1,407,256.02


                                          Schedule 7.1
                                           (continued)



Princeton Diagnostic Laboratories of America, Inc.

NONE

diAGnostix, Inc.

NONE

National Consortium For A Drug Free Work Place, Inc.

NONE






